                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                            -------------------------

                                    FORM 8-K

                            -------------------------

                                 CURRENT REPORT



     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported): September 13, 2001




                              PURE RESOURCES, INC.
             (Exact name of Registrant as specified in its charter)



            Delaware                      001-15899              74-2952918
  (State or other jurisdiction of        (Commission          (I.R.S. Employer
  incorporation or organization)         File Number)        Identification No.)



           500 West Illinois
            Midland, Texas                                          79701
(Address of principal executive offices)                         (Zip Code)



       Registrant's Telephone Number, including area code: (915) 498-8600



                                 Not applicable

              (Former name, former address and former fiscal year,
                         if changed since last report)

Item 5.  Other Events.
---------------------

     Pure Resources, Inc. ("Pure") is filing certain financial statements in contemplation of registering its 7 1/8% Senior Notes due 2011. The historical financial statements being filed, as listed in the accompanying index on page F-1, have been revised from those previously filed by Pure in its annual and quarterly reports in order to include additional footnotes presenting condensed consolidating financial information for Pure's subsidiaries, which information is required because some of Pure's subsidiaries have guaranteed the 7 1/8% Senior Notes due 2011, that are required for entities which have subsidiaries guaranteeing the debt obligation. Other than the addition of such footnotes, no changes have been made to the substance of such historical financial statements from those previously filed. Also, Pure is filing the pro forma financial statements, as listed in the accompanying index on page F-1, required for the contemplated registration.

     Pure, a Delaware corporation, was, until May 25, 2000, a wholly-owned subsidiary of Union Oil Company of California ("Union Oil"). Pure was formed in December 1999 in connection with the Agreement and Plan of Merger (the "Merger Agreement") dated December 13, 1999, as amended, by and among Union Oil, Pure, TRH, Inc. and Titan Exploration, Inc. ("Titan").

     On May 25, 2000, pursuant to the Merger Agreement, Union Oil contributed its Permian Basin business unit to a subsidiary of Pure in exchange for 32,708,067 shares of Pure common stock and the assumption by Pure of the associated liabilities of the Permian Basin business unit. These transactions are referred to as the "Contribution." Simultaneously with the Contribution, a subsidiary of Pure was merged with and into Titan. (See Note 2 for additional information related to the Merger Agreement and the merger.) The amounts and results of operations of Pure included in these financial statements reflect the historical amounts and results of operations of the Permian Basin business unit operations of Union Oil. The effect of the merger is reflected in the results of operations and cash flows since May 31, 2000. The acquisition of Titan, by Pure, was accounted for on the purchase method.

Item 7.  Exhibits.
-----------------

(c)      Exhibits.

23.1     Consent of KPMG LLP, independent auditors

23.2     Consent of PricewaterhouseCoopers LLP, independent auditors

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                        PURE RESOURCES, INC.




                                        By: /s/ Darin G. Holderness
                                            ------------------------------------
                                            Darin G. Holderness,
                                            Assistant Controller




Date: September 13, 2001

                          Index to Financial Statements

                                                                                                 Page
Audited Consolidated Financial Statements of Pure Resources, Inc.
         (formerly "Union Oil Company of California's Permian Basin business unit")

         Independent Auditor's Report - KPMG LLP                                                 F-3

         Report of Independent Accounts - PriceWaterhouseCoopers LLP                             F-4

         Consolidated Balance Sheets as of December 31, 2000 and 1999                            F-5

         Consolidated Statements of Operations for the years ended
                  December 31, 2000, 1999 and 1998                                               F-7

         Consolidated Statements of Stockholders' Equity and Owner's Net
                  Investment For the years ended December 31, 2000, 1999 and
                  1998                                                                           F-8

         Consolidated Statements of Cash Flows for the years ended
                  December 31, 2000, 1999 and 1998                                               F-9

         Notes to Consolidated Financial Statements                                              F-10

Unaudited Consolidated Financial Statements of Pure Resources, Inc.
         (formerly "Union Oil Company of California's Permian Basin business unit")

         Consolidated Balance Sheets as of June 30, 2001 (Unaudited) and
                  December 31, 2000                                                              F-39

         Unaudited Consolidated Statements of Operations for the Three and Six
                  Months Ended June 30, 2001 and 2000                                            F-41

         Unaudited Consolidated Statements of Cash Flows for the Three and Six
                  Months Ended June 30, 2001 and 2000                                            F-42

         Notes to Consolidated Financial Statements                                              F-43

Pro Forma Financial Information for Pure Resources, Inc.

         Introduction to Pro Forma Information                                                   F-62

         Unaudited Pro Forma Combined Statement of Operations for Six
                  Months Ended June 30, 2001                                                     F-63

         Unaudited Pro Forma Combined Statement of Operations for Year
                  Ended December 31, 2000                                                        F-64

         Notes to Unaudited Combined Pro Forma Financial Statements                              F-65

                    Audited Consolidated Financial Statements
                             of Pure Resources, Inc.

                          INDEPENDENT AUDITORS' REPORT



The Board of Directors and Stockholders of
Pure Resources, Inc.

         We have audited the accompanying consolidated balance sheet of Pure Resources, Inc. and subsidiaries ("Pure") (formerly "Union Oil Company of California's Permian Basin business unit") and the related consolidated statements of operations, cash flows and stockholders' equity and owner's net investment for the year ended December 31, 2000. These consolidated financial statements are the responsibility of Pure's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

         We conducted our audits in accordance with auditing standards generally accepted in the Unites States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

         In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Pure Resources, Inc. as of December 31, 2000, and the results of their operations and their cash flows for the year ended December 31, 2000, in conformity with accounting principles generally accepted in the United States of America.

                                                KPMG LLP

Midland, Texas
February 14, 2001, except
for Note 20 in so far as it relates
to December 31, 2000 and the
year then ended which is dated
September 12, 2001

                        REPORT OF INDEPENDENT ACCOUNTANTS


The Board of Directors and Stockholders of
Pure Resources, Inc.:

We have audited the accompanying consolidated balance sheet of Pure Resources, Inc. and its subsidiaries ("Pure") (formerly "Union Oil's Permian Basin business unit") as of December 31, 1999, and the related consolidated statements of operations, cash flows, and stockholders' equity and owner's net investment for years ended December 31, 1999 and 1998. These financial statements are the responsibility of Pure's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Pure Resources, Inc. and its subsidiaries as of December 31, 1999, and the results of their operations and their cash flows for the years ended December 31, 1999 and 1998 in conformity with accounting principles generally accepted in the United States of America.

                                        Pricewaterhousecoopers LLP

Houston, Texas
March 10, 2000, except for Note 20, as to which the date is September 13, 2001 in so far as it relates to December 31, 1999 and the years ended December 31, 1999 and 1998

                              Pure Resources, Inc.
   (formerly "Union Oil Company of California's Permian Basin business unit")
                           Consolidated Balance Sheets
                             (dollars in thousands)

                                     ASSETS

                                                                                                  December 31.
                                                                                           --------------------------
                                                                                               2000          1999
                                                                                           -----------   ------------
Current assets:
     Cash and cash equivalents ........................................................    $     3,325   $         -
     Accounts receivable:
         Oil and gas ..................................................................         46,749             -
         Other ........................................................................          1,702             -
     Prepaid expenses and other current assets ........................................            883             -
                                                                                           -----------   -----------

             Total current assets .....................................................         52,659             -
                                                                                           -----------   -----------

Property, plant and equipment, at cost:
     Oil and gas properties, using the successful efforts method of accounting:
         Proved properties ............................................................      1,140,209       825,144
         Unproved properties ..........................................................         21,743         3,367
     Accumulated depletion, depreciation and amortization .............................       (577,532)     (536,982)
                                                                                           -----------   -----------
                                                                                               584,420       291,529
                                                                                           -----------   -----------
Other property and equipment, net .....................................................          6,449           281

Deferred compensation (Note 6) ........................................................         63,903             -

Receivables for under-delivered gas ...................................................         10,274         2,880

Other assets, net .....................................................................          1,410             -
                                                                                           -----------   -----------
                                                                                           $   719,115   $   294,690
                                                                                           ===========   ===========

           See accompanying notes to consolidated financial statements

                              Pure Resources, Inc.
   (formerly "Union Oil Company of California's Permian Basin business unit")
                           Consolidated Balance Sheets
                             (dollars in thousands)

         LIABILITIES AND STOCKHOLDERS' EQUITY AND OWNER'S NET INVESTMENT

                                                                                            December 31.
                                                                                      ----------------------
                                                                                         2000        1999
                                                                                      ---------    ---------
Current liabilities:
     Accounts payable and accrued liabilities:

         Trade ....................................................................   $  18,228    $      --
         Deferred commodity hedges (Note 16) ......................................       6,781           --
         Other (Note 18) ..........................................................      25,125           --
                                                                                      ---------    ---------
             Total current liabilities ............................................      50,134           --
                                                                                      ---------    ---------

Long-term debt ....................................................................      68,000           --

Liabilities for over-delivered gas ................................................      17,791        6,742

Accrued abandonment, restoration and environmental liabilities ....................      14,331       11,613

Deferred income taxes .............................................................      55,456       73,711

Common stock subject to repurchase (Note 6) .......................................     135,617           --

Stockholders' equity and owner's net investment:

     Preferred stock, $.01 par value, 10,000,000 shares authorized; none
         issued and outstanding ...................................................          --           --
     Common stock, $.01 par value, 200,000,000 shares authorized, 50,037,402 shares
         issued and outstanding at December 31, 2000 ..............................         500           --
     Additional paid-in capital ...................................................     326,827           --
     Notes receivable - affiliates ................................................      (6,952)          --
     Deferred compensation (Note 11) ..............................................      (2,296)          --
     Retained earnings ............................................................      59,707           --
     Owner's net investment .......................................................          --      202,624
                                                                                      ---------    ---------

             Total stockholders' equity and owner's net investment ................     377,786      202,624
                                                                                      ---------    ---------
     Commitments and contingencies (Note 6)
                                                                                      $ 719,115    $ 294,690
                                                                                      =========    =========

          See accompanying notes to consolidated financial statements.

                              Pure Resources, Inc.
   (formerly "Union Oil Company of California's Permian Basin business unit")
                      Consolidated Statements of Operations
                     (in thousands, except per share data)

                                                                                 Year Ended December 31,
                                                                          -----------------------------------
                                                                             2000         1999        1998
                                                                          ---------    ---------    ---------
Revenues:
     Oil sales ........................................................   $ 153,128    $  64,613    $  52,609
     Gas sales ........................................................     133,484       48,633       53,186
     Gas processing ...................................................         217          942        1,055
                                                                          ---------    ---------    ---------
             Total revenues ...........................................     286,829      114,188      106,850
                                                                          ---------    ---------    ---------

Expenses:
     Oil and gas production ...........................................      48,349       32,268       39,430
     Production and other taxes .......................................      22,141        8,579        8,881
     General and administrative .......................................      12,281        7,836        7,674
     Amortization of deferred compensation (general and
              administrative) .........................................      15,386           --           --
     Exploration and abandonment (Note 19) ............................      19,896        6,491        3,623
     Depletion, depreciation and amortization .........................      45,426       32,133       33,139
     Impairment of long-lived assets ..................................          --          345        7,387
                                                                          ---------    ---------    ---------

             Total expenses ...........................................     163,479       87,652      100,134
                                                                          ---------    ---------    ---------

             Operating income .........................................     123,350       26,536        6,716
                                                                          ---------    ---------    ---------

Other income (expense):
     Interest income ..................................................         455           --           --
     Interest expense .................................................      (4,396)          --           --
     Gain (loss) on sale of assets ....................................       1,336          (63)         106
     Other ............................................................      (2,910)          --           --
                                                                          ---------    ---------    ---------

             Income before income taxes ...............................     117,835       26,473        6,822

Income tax expense ....................................................     (34,975)      (8,685)      (1,780)
                                                                          ---------    ---------    ---------

             Net income ...............................................   $  82,860    $  17,788    $   5,042
                                                                          =========    =========    =========

             Net income per share .....................................   $    1.93    $    0.54    $    0.15
                                                                          =========    =========    =========

             Net income per share - assuming dilution .................   $    1.90    $    0.54    $    0.15
                                                                          =========    =========    =========

          See accompanying notes to consolidated financial statements.

                              Pure Resources, Inc.
   (formerly "Union Oil Company of California's Permian Basin business unit") Consolidated Statements of Stockholders' Equity and Owner's Net Investment
                                 (in thousands)

                                                                                                            Total
                                                                       Notes                             Stockholders'
                                 Owner's                Additional  Receivable                            Equity and
                                   Net        Common      Paid-in        -        Deferred     Retained  Owner's Net
                                Investment     Stock      Capital   Affiliates  Compensation   Earnings   Investment
                                ----------     -----      -------   ----------  ------------   --------   ----------
Balance, December 31, 1997.... $  224,309   $        -  $        -  $        -  $        -    $        - $  224,309
Net income....................      5,042            -           -           -           -             -      5,042
Net settlements with owner....     (5,225)           -           -           -           -             -     (5,225)
                               ----------   ----------  ----------  ----------  ----------    ---------- ----------

Balance, December 31, 1998....    224,126            -           -           -           -             -    224,126
Net income....................     17,788            -           -           -           -             -     17,788
Net settlements with owner....    (39,290)           -           -           -           -             -    (39,290)
                               ----------   ----------  ----------  ----------  ----------    ---------- ----------

Balance, December 31, 1999....    202,624            -           -           -           -             -    202,624
Assets contributed by Union
     Oil......................      4,921            -           -           -           -             -      4,921
Cash transfer from owner
     pursuant to merger.......     14,528            -           -           -           -             -     14,528
Net settlements with owner....    (15,844)           -           -           -           -             -    (15,844)
Acquisition of Titan
     Exploration, Inc.........          -          173     151,253      (6,706)          -             -    144,720
Deferred compensation.........          -            -       2,893           -      (2,893)            -          -
Officer severance agreements
     (See Note 6).............          -            -     (56,925)          -           -             -    (56,925)
Accrued interest..............          -            -           -        (246)          -             -       (246)
Amortization of deferred
     compensation.............          -            -           -           -         597             -        597
Stock options exercised.......          -            -         454           -           -             -        454
Tax benefit of stock options
     exercised................          -            -          71           -           -             -         71
Director and other stock
     awards...................          -            -          26           -           -             -         26
Net income....................     23,153            -           -           -           -        59,707     82,860
Transfer of owner's net
     investment and issuance
     of common stock pursuant
     to the merger............   (229,382)         327     229,055           -           -             -          -
                               ----------   ----------  ----------  ----------  ----------    ---------- ----------
Balance, December 31, 2000.... $        -   $      500  $  326,827  $   (6,952) $   (2,296)   $   59,707 $  377,786
                               ==========   ==========  ==========  ==========  ==========    ========== ==========

          See accompanying notes to consolidated financial statements.

                              Pure Resources, Inc.
   (formerly "Union Oil Company of California's Permian Basin business unit")
                      Consolidated Statements of Cash Flows
                                 (in thousands)

                                                                     Year Ended December 31,
                                                               -----------------------------------
                                                                  2000         1999         1998
                                                               ---------    ---------    ---------
Cash flows from operating activities:
  Net income ...............................................   $  82,860    $  17,788    $   5,042
  Adjustment to reconcile net income to net cash provided by operating activities:
       Depletion, depreciation and amortization ............      45,426       32,133       33,139
       Impairment of long-lived assets .....................          --          345        7,387
       Amortization of deferred compensation ...............      15,386           --           --
       Amortization of deferred commodity hedges ...........     (12,497)          --           --
       Exploration and abandonments ........................      15,228        3,035          674
       Loss (gain) on sale of assets .......................      (1,336)          63         (106)
       Deferred income taxes ...............................       8,846        2,074        1,626
       Other items .........................................        (245)         412           --
  Changes in assets and liabilities, excluding acquisition:
       Accounts receivable .................................     (35,894)          --           --
       Prepaid expenses and other current assets ...........         425           --           --
       Receivables for under-delivered gas .................      (7,393)       1,660          (48)
       Other assets ........................................      (1,484)          --           --
       Accounts payable and accrued liabilities ............      21,522           --           --
       Income taxes payable ................................       3,299           --           --
       Liabilities for over-delivered gas ..................       9,008        1,052         (188)
       Other non-current liabilities .......................         (50)        (159)        (409)
                                                               ---------    ---------    ---------

           Total adjustments ...............................      60,241       40,615       42,075
                                                               ---------    ---------    ---------

           Net cash provided by operating activities .......     143,101       58,403       47,117
                                                               ---------    ---------    ---------

Cash flows from investing activities:
  Acquisitions, net of cash acquired .......................        (659)          --           --
  Investment in oil and gas properties .....................    (102,066)     (19,427)     (42,612)
  Additions to other property and equipment ................      (2,009)          --           --
  Proceeds from sale of assets .............................       1,837          314          720
  Notes receivable - affiliates ............................       2,846           --           --
                                                               ---------    ---------    ---------

           Net cash used in investing activities ...........    (100,051)     (19,113)     (41,892)
                                                               ---------    ---------    ---------

Cash flows from financing activities:
  Proceeds from (payment of) revolving debt, net ...........     (38,863)          --           --
  Exercise of stock options ................................         454           --           --
  Cash transfer from owner pursuant to merger ..............      14,528           --           --
  Net settlements with owner ...............................     (15,844)     (39,290)      (5,225)
                                                               ---------    ---------    ---------

           Net cash used in financing activities ...........     (39,725)     (39,290)      (5,225)
                                                               ---------    ---------    ---------

           Net increase in cash and cash equivalents .......       3,325           --           --

Cash and cash equivalents, beginning of year ...............          --           --           --
                                                               ---------    ---------    ---------

Cash and cash equivalents, end of year .....................   $   3,325    $      --    $      --
                                                               =========    =========    =========

          See accompanying notes to consolidated financial statements.

                              Pure Resources, Inc.
        (formerly "Union Oil Company of California's Permian Basin Unit")
                   Notes to Consolidated Financial Statements
                       December 31, 2000, 1999, and 1998

(1)      Organization, Nature of Operations and Basis of Presentation

         Organization

         Pure Resources, Inc. ("Pure"), a Delaware corporation, was, until May 25, 2000, a wholly-owned subsidiary of Union Oil Company of California ("Union Oil"). Pure was formed in December 1999 in connection with the Agreement and Plan of Merger (the "Merger Agreement") dated December 13, 1999, as amended, by and among Union Oil, Pure, TRH, Inc. and Titan Exploration, Inc. ("Titan").

         On May 25, 2000, pursuant to the Merger Agreement, Union Oil contributed its Permian Basin business unit to a subsidiary of Pure in exchange for 32,708,067 shares of Pure common stock and the assumption by Pure of the associated liabilities of the Permian Basin business unit. These transactions are referred to as the "Contribution." Simultaneously with the Contribution, a subsidiary of Pure was merged with and into Titan. (See Note 5 for additional information related to the Merger Agreement and the merger.) The amounts and results of operations of Pure included in these financial statements reflect the historical amounts and results of operations of the Permian Basin business unit operations of Union Oil. The effect of the merger is reflected in the results of operations and cash flows since May 31, 2000. The acquisition of Titan, by Pure, was accounted for on the purchase method.

         The combination of Pure and the Permian Basin business unit is treated as a combination of entities under common control, since Union Oil owned 100% of the Permian Basin business unit prior to the Contribution and also owned 100% of the capital stock of Pure immediately subsequent to the Contribution (without giving effect to the merger). Consequently, the accompanying financial statements have given effect to the Contribution as if it were a pooling of interests.

         Nature of Operations

         Pure is an independent energy company. Pure, formerly the Permian Basin business unit, has historically been engaged in the exploration, development and production of oil and natural gas in the Permian Basin of the western portion of the state of Texas and the San Juan Basin areas of New Mexico and Colorado. As a result of the merger with Titan, Pure now engages in activities in the additional areas of the Permian Basin of southeastern New Mexico, the Brenham Dome area of south central Texas and the Central Gulf Coast region of Texas.

         Basis of Presentation

         The accompanying consolidated financial statements, insofar as they relate to periods prior to the Titan merger, are presented as a carve-out from the financial statements of Union Oil and reflect the activity related to its Permian Basin business unit during the periods presented. The functions listed below were managed centrally and support several business units. The costs were allocated based on each business unit's share of total revenues, prior to December 31, 1999, and were considered reasonable by Union Oil's management. Effective January 1, 2000, Union Oil established procedures by which to accumulate actual costs associated only with the Permian Basin business unit. After December 31, 1999, results of operations for Pure include only actual costs that are attributable to Pure.

         General and Administrative Costs

         General and administrative costs include charges related to activities such as accounting, legal, human resources, marketing, planning and public relations. General and administrative costs allocated from Union Oil to the Permian Basin business unit were $7.8 million and $7.7 million for 1999 and 1998, respectively. General and administrative costs charged to the Permian Basin business unit were $1.4 million for 2000.

                              Pure Resources, Inc.
        (formerly "Union Oil Company of California's Permian Basin Unit")
                   Notes to Consolidated Financial Statements
                       December 31, 2000, 1999, and 1998

         Indirect Production Costs

         Indirect production costs include charges for procurement and logistics, reservoir engineering, production engineering, workover, drilling, loss control, and health, environment and safety. Indirect production costs allocated from Union Oil to the Permian Basin business unit were $2.4 million and $3.6 million for 1999 and 1998, respectively. Indirect production costs charged to the Permian Basin business unit were $900,000 for 2000.

         Indirect Exploration Costs

         Indirect exploration costs include charges for the chief geologist's department, the chief geophysicist's department, and the land department. Exploration costs allocated from Union Oil were $2.1 million and $1.5 million for 1999 and 1998, respectively. Indirect exploration costs charged to the Permian Basin business unit were $200,000 for 2000.

         Cash Management

         Prior to the Titan merger, Union Oil historically provided cash management services to Pure through a centralized treasury system with the associated transactions recorded via intercompany accounts. Pure historically had not maintained cash balances, and no interest had been charged or received. Pure's net cash settlement with Union Oil and amounts for allocated costs from Union Oil were included in the owner's net investment on the consolidated balance sheet. Subsequent to the Titan merger, Union Oil has not provided any cash management services to Pure.

         Prior to January 1, 2000 as a result of cash management services referred to in the paragraph above, Union Oil did not allocate specific working capital components to Pure. Cash flow from operating activities, prior to January 1, 2000, did not include the effect of changes in certain working capital accounts. The amounts were included in net settlements with owners.

         Subsequent to December 31, 1999, cash management for Pure continued to be provided by Union Oil up to the date of merger; however, working capital, as it related to operations subsequent to December 31, 1999 was allocated to Pure as reflected in the consolidated balance sheet for 2000.

(2)      Summary of Significant Accounting Policies

         Principles of Consolidation

         The consolidated financial statements include the accounts of Pure and its wholly owned subsidiaries. Investments in corporate joint ventures and partnerships where Pure has ownership interest of 50% or less are accounted for on the equity method. All investments with an ownership interest of less than 20% and no significant influence are accounted for on the cost method. All material intercompany accounts and transactions have been eliminated in the consolidation.

         Use of Estimates in the Preparation of Financial Statements

         Preparation of the accompanying consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                             Pure Resources, Inc.
   (formerly "Union Oil Company of California's Permian Basin Unit")
                   Notes to Consolidated Financial Statements
                        December 31, 2000, 1999, and 1998

         Cash and Cash Equivalents

         For purposes of the statements of cash flows, Pure considers all demand deposits, money market accounts and certificates of deposit purchased with an original maturity of three months or less to be cash equivalents.

         Inventories

         Inventories consist of lease and well equipment not currently being used in production and are accounted for at the lower of cost (first-in, first-out) or market.

         Oil and Gas Properties

         Pure utilizes the successful efforts method of accounting for its oil and gas properties. Under this method of accounting, all costs associated with productive wells and nonproductive development wells are capitalized. Exploratory drilling costs are capitalized pending determination of whether proved reserves have been found. If no proved reserves are found, previously capitalized exploration costs are charged to expense. If, after the passage of one year, the existence of proved reserves cannot be conclusively established, any deferred costs are charged to expense.

         Costs of significant nonproducing properties, wells in the process of being drilled and development projects are excluded from depletion until such time as the related project is developed and proved reserves are established or impairment is determined. Pure capitalizes interest on expenditures for significant development projects until such time as significant operations commence.

         Capitalized costs of individual properties abandoned or retired are charged to accumulated depletion, depreciation and amortization. Sales proceeds from sales of individual properties are credited to property costs. No gain or loss is recognized until the entire amortization base is sold or abandoned.

         Other property and equipment are recorded at cost. Major renewals and betterment are capitalized while the costs of repairs and maintenance are charged to operating expenses in the period incurred. With respect to dispositions of assets other than oil and gas properties, the cost of assets retired or otherwise disposed of, and the applicable accumulated depreciation are removed from the accounts, and the resulting gains or losses, if any, are reflected in operations.

         Depletion, Depreciation and Amortization

         Provision for depletion of oil and gas properties is calculated using the unit-of-production method on the basis of an aggregation of properties with a common geologic structural feature or stratigraphic condition, typically a field or reservoir. In addition, estimated costs of future dismantlement, restoration and abandonment, if any, are accrued as a part of depletion, depreciation and amortization expense on a unit of production basis; actual costs are charged to the accrual. Other property and equipment is depreciated using the straight-line method over the estimated useful lives of the assets. Loan costs are amortized over the life of the related loan.

         Impairment of Long-Lived Assets

         Pure follows the provisions of Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of" ("SFAS 121"). Consequently, Pure reviews its long-lived assets to be held and used, including oil and gas properties accounted for under the successful efforts method of accounting and other identifiable intangible assets, whenever events or circumstances indicate that the carrying value of those assets may not be recoverable. An impairment loss is indicated if the sum of the expected future cash flows, on a depletable unit basis, is less than the carrying amount of such assets. In this

                             Pure Resources, Inc.
        (formerly "Union Oil Company of California's Permian Basin Unit")
                   Notes to Consolidated Financial Statements
                        December 31, 2000, 1999, and 1998

circumstance, Pure recognizes an impairment loss for the amount by which the carrying amount of the asset exceeds the fair value of the asset.

         Pure accounts for long-lived assets to be disposed of at the lower of their carrying amount or fair value less estimated cost to sell once management has committed to a plan to dispose of the assets.

         Income Taxes

         Pure follows the provisions of Financial Accounting Standards No. 109, "Accounting for Income Taxes" ("SFAS 109"). Under the asset and liability method of SFAS 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under SFAS 109, the effect on deferred tax assets and liabilities of a change in tax rate is recognized in income in the period that includes the enactment date.

         Environmental

         Pure is subject to extensive federal, state and local environmental laws and regulations. These laws, which are constantly changing, regulate the discharge of materials into the environment and may require Pure to remove or mitigate the environmental effects of the disposal or release of petroleum or chemical substances at various sites. Environmental expenditures are expensed or capitalized depending on their future economic benefit. Expenditures that relate to an existing condition caused by past operations and that have no future economic benefits are expensed. Liabilities for expenditures of a noncapital nature are recorded when environmental assessment and/or remediation is probable, and the costs can be reasonably estimated.

         Revenue Recognition

         Pure uses the sales method of accounting for crude oil revenues. Under this method, revenues are recognized based on actual volumes of oil sold to purchasers.

         Pure uses the entitlements method of accounting for natural gas revenues. Under this method, revenues are recognized based on Pure's proportionate share of actual sales of natural gas. Pure has a net liability of approximately $7.5 million and $3.9 million at December 31, 2000 and 1999, respectively, associated with gas balancing recorded.

         Stock-based Compensation

         Pure accounts for employee stock-based compensation using the intrinsic value method prescribed by Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" ("APB 25"). Accordingly, Pure has only adopted the disclosure provisions of Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" ("SFAS 123"). See
Note 11 for the pro forma disclosures of compensation expense determined under the fair-value provisions of SFAS 123.

         Treasury Stock

         Treasury stock purchases are recorded at cost. Upon reissuance, the cost of treasury shares held is reduced by the average purchase price per share of the aggregate treasury shares held.

                             Pure Resources, Inc.
        (formerly "Union Oil Company of California's Permian Basin Unit")
                   Notes to Consolidated Financial Statements
                        December 31, 2000, 1999, and 1998

         Commodity Hedging

         The financial instruments that Pure accounts for as hedging contracts must meet the following criteria: the underlying asset or liability must expose Pure to commodity price or interest rate risk that is not offset in another asset or liability, the hedging contract must be expected to reduce that commodity price or interest rate risk at the inception of the contract and throughout the contract period, and the instrument must be designated as a hedge. In order to qualify as a hedge, there must be clear correlation between changes in the fair value of the financial instrument and the fair value of the underlying asset or liability or forecasted transaction such that changes in the market value of the financial instrument will be offset by the effect of commodity price or interest rate changes on the exposed items.

         Pure periodically enters into commodity derivative contracts in order to hedge the effect of price changes on commodities Pure produces and sells. Gains and losses on contracts that are designed to hedge commodities are included in income recognized from the sale of those commodities. Gains and losses on derivative contracts which do not qualify as hedges are recognized in each period based on the market value of the related instrument.

         Interest Rate Swap Agreements

         Pure enters into interest rate swap agreements to effectively convert a portion of its floating-rate borrowings into fixed rate obligations. The interest rate differential to be received or paid is recognized over the lives of the agreements as an adjustment to interest expense. At December 31, 2000, Pure was not subject to any interest rate swap agreements.

         Reclassifications

         Certain reclassifications have been made to the 1999 and 1998 amounts to conform to the 2000 presentation.

         Recently Issued Accounting Pronouncements

         In September 1998, the FASB issued SFAS No. 133 "Accounting for Derivative Instruments and Hedging Activities," which establishes standards for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities. It requires that an entity recognize all derivatives as either assets or liabilities in the statement of financial position and measure those instruments at fair value. It establishes conditions under which a derivative may be designated as a hedge, and establishes standards for reporting changes in the fair value of a derivative. SFAS No. 133 is required to be implemented for the first quarter of the fiscal year ended 2001. Early adoption is permitted.

         Pure will adopt SFAS No. 133 effective January 1, 2001 and expects that its current commodity derivative contracts will qualify for cash flow hedge accounting treatment under SFAS No. 133, whereby changes in fair value will be recognized in other comprehensive income (a component of stockholders' equity) until settled, when the resulting gains and losses will be recorded in earnings. Any hedge ineffectiveness will be charged currently to earnings. However, it is believed that any ineffectiveness will be immaterial. The effect on Pure's earnings and other comprehensive income as the result of the adoption of SFAS No. 133 will vary from period to period and will be dependent upon prevailing commodity prices. SFAS No. 133 is not expected to have a material impact on Pure's financial statements as a result of other contractual arrangements to which Pure is subject.

         Upon adoption of SFAS No. 133 on January 1, 2001, Pure will record an additional liability of approximately $16.6 million relative to the fair value of its current commodity derivative contracts. Also, Pure will record a charge to other comprehensive income of approximately $10.8 million and reduce its deferred tax liability by approximately $5.8 million.

                             Pure Resources, Inc.
        (formerly "Union Oil Company of California's Permian Basin Unit")
                   Notes to Consolidated Financial Statements
                        December 31, 2000, 1999, and 1998

(3)      Disclosures About Fair Value of Financial Instruments

         The following table presents the carrying amounts and estimated fair values of Pure's financial instruments (in thousands):

                                                                       December 31,
                                                   ----------------------------------------------------
                                                               2000                      1999
                                                   --------------------------  ------------------------
                                                      Carrying       Fair        Carrying      Fair
                                                       Amount        Value        Amount       Value
                                                   -------------- -----------  ----------- ------------
                                                                       (in thousands)
Financial Assets:
     Cash and cash equivalents ................     $    3,325    $    3,325    $      -     $      -
     Notes receivable - affiliates ............          6,952         6,952           -            -

Financial liabilities:
     Debt:
         Revolver .............................         65,000        65,000           -            -
         Working Capital Revolver .............          3,000         3,000           -            -

Off-balance sheet financial instruments
     (see Note 16)
     Commodity price hedges ...................         (6,781)      (23,391)          -            -

         Cash and cash equivalents, restricted cash, accounts receivable, other current assets, accounts payable and other current liabilities. The carrying amounts approximate fair value due to the short maturity of these instruments.

         Notes receivable - affiliates. The carrying amounts approximate fair value due to the comparability of the interest rate to Pure's borrowing rate.

         Debt. The carrying amount of long-term debt approximates fair value because Pure's current borrowing rate does not materially differ from market rates for similar bank borrowings.

         Commodity price hedges. The fair market values of commodity derivative instruments are estimated based upon the current market price of the respective commodities at the date of valuation. It represents the amount which Pure would be required to pay or able to receive based upon the differential between a fixed and a variable commodity price as specified in the hedge contracts.

(4)      Debt

                                                        December 31.
                                                 -------------------------
                                                     2000          1999
                                                 ------------  -----------
                                                       (in thousands)
         Revolver ..........................     $    65,000   $        -
         364 Revolver ......................               -            -
         Working Capital Revolver ..........           3,000            -
                                                 -----------   ----------
                                                 $    68,000   $        -
                                                 ===========   ==========

                             Pure Resources, Inc.
        (formerly "Union Oil Company of California's Permian Basin Unit")
                   Notes to Consolidated Financial Statements
                        December 31, 2000, 1999, and 1998

         Line of Credit

         In September 2000, Pure entered into two unsecured credit agreements (the "Credit Agreements") with The Chase Manhattan Bank (the "Bank") and First Union National Bank. The Credit Agreements are comprised of (a) a $250 million five-year revolving credit facility ("Revolver"), with current commitments of $210 million, and (b) a $250 million 364-day revolving credit facility ("364 Revolver"), with current commitments of $210 million. All amounts outstanding on the Revolver are due and payable in full on September 29, 2005. All amounts outstanding on the 364 Revolver on September 28, 2001 will be converted to a term loan whose outstanding amounts are due and payable in full on September 28, 2002. A portion of the Revolver is available for the issuance of up to $50 million of letters of credit.

         At Pure's option, borrowings under the Credit Agreements bear interest at either (a) the "Alternative Base Rate" (i.e. the higher of the Bank's prime rate, or the federal funds rate plus .50% per annum), or (b) the Eurodollar rate plus a margin ranging from .80% to .95% per annum for the Revolver and .85% to 1.00% per annum for the 364 Revolver. These margins increase as Pure's debt coverage ratio increases. Participation fees on letters of credit are due quarterly and range from .925% to 1.075% per annum of the outstanding amount of letters of credit. Facility fees are due quarterly on the total of the outstanding commitments under the Credit Agreements and range from .20% to .30% per annum on the Revolver and .15% to .25% per annum for the 364 Revolver.

         The Credit Agreements contain various restrictive covenants and compliance requirements, which include (a) limiting the incurrence of additional indebtedness, (b) restrictions as to merger, sale or transfer of assets and transactions with affiliates without the lenders' consent, (c) limitation on dividends and distributions, (d) other financial covenants and (e) limitation on hedging arrangements.

         Working Capital Revolver

         In October 2000, for purposes of maximizing its daily cash management activity, Pure entered into an unsecured $10 million working capital credit facility (the "Working Capital Revolver") with the Bank. Individual borrowings may be made for up to a three week period. The Working Capital Revolver has no maturity date and is cancelable at anytime by the Bank. The interest rate of each loan under the Working Capital Revolver is determined by agreement between Pure and the Bank. The rate shall not exceed the maximum interest rate permitted under applicable law. Interest rates generally are at the Bank's cost of funds plus 1% per annum.

         Maturities of debt are as follows (in thousands):

             2001 ............................................    $       -
             2002 ............................................            -
             2003 ............................................            -
             2004 ............................................            -
             2005 ............................................       68,000
             Thereafter ......................................            -


(5)      Acquisitions

         Titan Merger

         On December 13, 1999, Pure, Union Oil, TRH, Inc. and Titan entered into the Merger Agreement. The Merger Agreement provided that a subsidiary of Pure would merge into Titan and Titan would become a wholly owned subsidiary of Pure. On May 24, 2000, the Titan stockholders approved the merger and on May 25, 2000 Union Oil and Titan closed the merger. Pure began trading on the New York Stock Exchange under the symbol "PRS" on May 26, 2000.

                             Pure Resources, Inc.
        (formerly "Union Oil Company of California's Permian Basin Unit")
                   Notes to Consolidated Financial Statements
                        December 31, 2000, 1999, and 1998


         Simultaneously with the merger, the Contribution occurred and Union Oil received 32,708,067 shares of Pure common stock. Immediately following the Contribution and the merger, Union Oil owned approximately 65.4% of outstanding Pure common stock. Titan stockholders acquired the remaining 34.6% of Pure's outstanding common stock in the merger and exchanged each share of Titan common stock owned for .4302314 ("Exchange Ratio") of a share of Pure common stock.

         At the effective time of the merger, each outstanding option to purchase Titan common stock under the Titan's stock option plans (each a "Titan Common Stock Option") was assumed by Pure (each an "Assumed Option") and became an option to purchase that number of shares of Pure common stock equal (subject to rounding) to the number of shares of Titan common stock that was subject to such option immediately prior to the merger, multiplied by the Exchange Ratio. The exercise price of each Assumed Option is equal to the quotient determined by dividing the exercise price per share of the Titan common stock at which the Titan Common Stock Option was exercisable immediately prior to the effective time of the merger by the Exchange Ratio, rounded to the nearest whole cent.

         The acquisition was made by the issuance of approximately 17.3 million shares of Pure's common stock to the stockholders of Titan. The results of operations of Titan have been included with Pure's since May 31, 2000.

         The acquisition, accounted for on the purchase method, resulted in the following noncash investing activities, in thousands:

     Recorded amount of assets acquired ..................      $ 275,614
     Deferred income tax asset ...........................         27,031
     Liabilities assumed .................................       (150,560)
     Common stock issued and stock options assumed .......       (151,426)
                                                                ---------

     Cash costs, net of cash acquired ....................      $     659
                                                                =========

         The liabilities assumed primarily include amounts recorded for preacquisition contingencies, debt of Titan of $106.9 million, and a mark-to-market hedge obligation of $19.3 million.

         Pro Forma Results of Operations (Unaudited)

         The following table reflects the pro forma results of operations for the years ended December 31, 2000 and 1999 as though the Titan merger and the Contribution had occurred as of January 1, 1999. The pro forma amounts are not necessarily indicative of the results that may be reported in the future (in thousands, except per share data).

                                                                             Year ended December 31.
                                                                            -------------------------
                                                                               2000          1999
                                                                            ----------    -----------
         Revenues ......................................................    $  325,009    $  189,907
         Net income (loss) .............................................    $   81,832    $     (220)
         Net income (loss) per common share ............................    $     1.64    $        -
         Net income (loss) per common shares - assuming dilution .......    $     1.61    $        -

                             Pure Resources, Inc.
        (formerly "Union Oil Company of California's Permian Basin Unit")
                   Notes to Consolidated Financial Statements
                        December 31, 2000, 1999, and 1998

         International Paper Transaction

         On January 31, 2001, Pure acquired oil and gas properties, fee mineral and royalty interests from International Paper Company, and certain general and limited partnership interests for approximately $261 million, subject to adjustment, for cash. Affiliates of International Paper own an interest in a partnership which holds some of the oil and gas properties involved in this transaction. The transaction was funded under Pure's Credit Agreements. Pure will account for this transaction on the purchase method.

         The transaction provides Pure with additional areas of focus, primarily offshore in the Gulf of Mexico and the Gulf Coast region covering Texas, Louisiana, Arkansas, Mississippi, Alabama and Florida. Pure also acquired over 6 million gross (3.2 million net) (unaudited) acres of fee mineral ownership, primarily across the southern Gulf Coast region of the United States.

         At December 31, 2000, Pure estimates the total proved reserves to be approximately 25,000 MBOE (unaudited) with an SEC 10% present value of approximately $629 million (unaudited).

(6)      Commitments and Contingencies

         Operating Leases

         Pure has non-cancelable operating leases for office facilities. Pure's non-cancelable operating lease for its Midland, Texas offices is with an entity controlled by an officer of Pure. Future minimum lease commitments under non-cancelable operating leases at December 31, 2000 are as follows (in thousands):

                                                           Total      Affiliate
                                                        -----------  -----------

          2001 ....................................     $    1,298   $    1,226
          2002 ....................................          1,298        1,226
          2003 ....................................          1,262        1,226
          2004 ....................................          1,226        1,226
          2005 ....................................          1,285        1,285
          Thereafter ..............................          6,044        6,044

         Lease expense during 2000, 1999 and 1998 was $1,101,000, $566,000 and
$505,000, respectively. Lease expense from 1999 to 2000 increased as a result of additional space leased.

         General

         Pure is subject to contingent liabilities with respect to existing or potential claims, lawsuits and other proceedings, including those involving environmental, tax and other matters, certain of which are discussed more specifically below. Pure accrues liabilities when it is probable that future costs will be incurred and such costs can be reasonably estimated. Such accruals are based on developments to date and Pure's estimates of the outcomes of these matters and its experience in contesting, litigating and settling other matters. As the scope of the liabilities becomes better defined, there will be changes in the estimates of future costs, which management, currently, believes will not have a material effect on Pure's results of operations and financial condition or liquidity.

         Environmental matters

         Pure is subject to loss contingencies pursuant to federal, state and local environmental laws and regulations. These include existing and possible future obligations to investigate the effects of the release or disposal of certain petroleum and chemical substances at various sites; to remediate or restore these sites; to compensate others for

                              Pure Resources, Inc.
        (formerly "Union Oil Company of California's Permian Basin Unit")
                   Notes to Consolidated Financial Statements
                       December 31, 2000, 1999, and 1998

damage to property and natural resources, for remediation and restoration costs and for personal injuries; and to pay civil penalties and, in some cases, criminal penalties and punitive damages. These obligations relate to sites owned by Pure or others and are associated with past and present operations.

         Liabilities are accrued when it is probable that future costs will be incurred and such costs can be reasonably estimated. However, in many cases, investigations are not yet at a stage where Pure is able to determine whether it is liable or, even if liability is determined to be probable, to quantify the liability or estimate a range of possible exposure. In such cases, the amounts of Pure's liabilities are indeterminate due to the potentially large number of claimants for any given site or exposure, the unknown magnitude of possible contamination, the imprecise and conflicting engineering evaluations and estimates of proper clean-up methods and costs, the unknown timing and extent of the corrective actions that may be required, the uncertainty attendant to the possible award of punitive damages, the recent judicial recognition of new causes of action, or other reasons.

         As discussed in Note 7, Pure had accrued $1.1 million and $342,000 at December 31, 2000 and 1999, respectively, for estimated future environmental assessment and remediation costs at various sites where liabilities for such costs are probable.

         Pure Resources Employment and Severance Agreements

         Under circumstances specified in the employment and/or severance agreements entered into between Pure and its officers, each covered officer has the right to require Pure to purchase shares of Pure common stock that either were received in the Titan merger or exchanged for Titan common stock held by the officer on December 1, 1999 or are obtained by the exercise of any option held by the officer, at a calculated "net asset value" per share (as defined in each officer's employment/severance agreement). The circumstances under which certain officers may exercise this right include the termination of the officer's employment for any reason after three years following the merger, the termination of the officer without cause, a change in control of either Pure or Unocal Corporation ("Unocal") and other events specified in the agreements. The net asset value per share is calculated by reference to each common share's pro rata amount of the present value of proved reserves discounted at 10%, as defined, times 110%, less funded debt, as defined. The $135.6 million reflected in the consolidated balance sheet at December 31, 2000, as common stock subject to repurchase is the estimated net asset value, as defined, for each applicable officer's covered shares, and unexercised option shares less the amount of proceeds that would be received upon exercise of the related options. Deferred compensation related to such shares and options is calculated as the difference between the estimated net asset value of the relevant number of Pure shares and the market value of Pure shares held by each covered officer in the case of shares held or the exercise price of shares subject to option. As of December 31, 2000, Pure recorded approximately $78.7 million of deferred compensation, of which it recognized amortization expense of approximately $14.8 million in 2000. This arrangement is being treated as a variable plan under Accounting Principles Board Opinion No. 25 "Accounting for Stock Based Compensation." Consequently, the total compensation for both shares held and shares subject to option will be measured at the end of each quarter as the calculated amount of net asset value and the market price of Pure shares change. The total amount determined will be amortized as compensation expense over a three-year period for common stock and the vesting period of the stock options with any changes after three years for common stock and the vesting period of the stock options being expensed in the period of determination.

         Each employment and/or severance agreement will also obligate Pure to make a severance payment ranging from one to three times the officer's salary, including an average bonus, upon the occurrence of specified events such as termination without cause or upon change in control. The aggregate severance amounts potentially payable under these agreements total $4.9 million based on the current salaries of the affected officers.

         Non-Dilution Agreement

         Pure and Union Oil entered into a non-dilution agreement that provides Union Oil with the right to maintain its percentage ownership of Pure. If Pure issues capital stock, other than common stock issued under

                              Pure Resources, Inc.
        (formerly "Union Oil Company of California's Permian Basin Unit")
                   Notes to Consolidated Financial Statements
                       December 31, 2000, 1999, and 1998

board-approved incentive plans, for cash or credit, Union Oil will have the right to purchase or subscribe for the number or amount of such capital stock equal to its ownership percentage of Pure, up to 65.4%, at the same price at which the capital stock is being issued. Pure must provide Union Oil with notice of an issuance subject to this preemptive right at least 10 days prior to the issuance and, if Union Oil elects to exercise the right, it must do so in such a way as not to delay pricing and closing of the issuance. The preemptive right given by Pure will terminate if unexercised within 10 days after receipt of the notice of the issuance of the capital stock.

         If Pure issues any capital stock in exchange for property other than cash or credit, Union Oil will have the right to purchase from Pure the additional number of shares of capital stock necessary to enable Union Oil to maintain its ownership percentage in Pure, up to 65.4%. Pure must give Union Oil written notice of the issuance not later than 20 days prior to such issuance, and Union Oil will have 30 days from the date of the issuance to elect to exercise its rights by giving written notice to Pure. The cash price per share to be paid by Union Oil for the additional shares of capital stock will be the market trading price per share of Pure's common stock at the time of the issuance or in the case of other capital stock, as determined in good faith by the Pure board of directors.

         Letters of Credit

         At December 31, 2000, Pure had outstanding letters of credit of $144,000, which were issued through the Revolver.

         Other matters

         Under the terms of a partnership agreement with affiliates of International Paper (see Note 5 on the International Paper transaction), Pure would be required to make contingent payments to its other partners in the partnership if Pure causes the partnership, prior to January 2008, to dispose of assets, as defined in the partnership agreement, with a fair market value in excess of $25 million. Pure's maximum contingent payment at January 31, 2001 is approximately $90 million. Pure, at the present, does not believe it is probable it will incur any of the contingent payment. To the extent Pure incurred all or some of the contingent payment, it would reflect the contingent payment as additional basis in its oil and gas properties.

         Pure also has certain other contingent liabilities with respect to litigation, claims and contractual agreements arising in the ordinary course of business. On the basis of management's best assessment of the ultimate amount and timing of these events, such expenses, or judgments, are not expected to have a material adverse effect on Pure's financial condition or liquidity.

(7)      Accrued Abandonment, Restoration and Environmental Liabilities

         At December 31, 2000 and 1999, Pure had accrued $13.2 million and $11.3 million, respectively, for the estimated future costs to abandon and remove wells and production facilities. The amounts were charged to depreciation, depletion and amortization expense. The total amount chargeable to operations for abandonment (to be predominantly accrued on a unit-of-production basis) is estimated to be approximately $34.9 million at December 31, 2000 and $29.5 million at December 31, 1999. This estimate is based on abandonment cost studies performed by an independent third party.

         Pure's reserve for environmental remediation obligations totaled $1.1 million and $342,000 as of December 31, 2000 and 1999, respectively.

                              Pure Resources, Inc.
        (formerly "Union Oil Company of California's Permian Basin Unit")
                   Notes to Consolidated Financial Statements
                       December 31, 2000, 1999, and 1998

 (8)     Statements of Cash Flows

         Interest expense of $4,435,000 was paid in 2000. No interest expense was paid in 1999 and 1998.

         Income taxes of $22,323,000, $6,611,000 and $154,000 were paid in 2000,
1999 and 1998, respectively. In 2000, 1999 and 1998, income taxes of $10,223,000, $6,611,000 and $154,000 were paid to Union Oil.

 (9)     Income Taxes

         Total income tax expense was allocated as follows:

                                                                        Year ended December 31,
                                                                   -------------------------------
                                                                     2000        1999       1998
                                                                   --------    --------   --------
                                                                            (in thousands)
Income from continuing operations ..............................   $ 34,975    $  8,685   $  1,780
Stockholders' equity for compensation expense for tax purposes in excess of amounts recognized for financial reporting
     purposes ..................................................        (71)         --         --
                                                                   --------    --------   --------
                                                                   $ 34,904    $  8,685   $  1,780
                                                                   ========    ========   ========

         Income tax expense attributable to income from continuing operations consists of the following:

                                                    Year ended December 31,
                                   ----------------------------------------------------
                                          2000             1999                 1998
                                   ---------------   ----------------   ---------------
                                                      (in thousands)
Current:
     Federal ..................... $        25,389   $          5,857   $            65
     State .......................             740                754                89
                                   ---------------   ----------------   ---------------
                                            26,129              6,611               154
                                   ---------------   ----------------   ---------------

Deferred:
     Federal .....................          13,451              1,874             1,469
     State .......................          (4,605)               200               157
                                   ---------------   ----------------   ---------------
                                             8,846              2,074             1,626
                                   ---------------   ----------------   ---------------
         Total ................... $        34,975   $          8,685   $         1,780
                                   ===============   ================   ===============

         The reconciliation between the tax expense computed by multiplying pretax income by the U.S. federal statutory rate and the reporting amounts of income tax expense is as follows:

                                                                       Year ended December 31,
                                                          -------------------------------------------------
                                                              2000              1999              1998
                                                          -------------     ------------      -------------
                                                                           (in thousands)
         Income at statutory rate........................ $      41,242     $       9,266     $       2,388
         Changes in state income tax rates...............        (4,684)                -                 -
         State income taxes, net of federal benefit......           819               619               160
         Tax credit......................................        (2,500)           (1,200)             (768)
         Other...........................................            98                 -                 -
                                                          -------------     -------------     -------------
         Income tax expense.............................. $      34,975     $       8,685     $       1,780
                                                          =============     =============     =============

                              Pure Resources, Inc.
        (formerly "Union Oil Company of California's Permian Basin Unit")
                   Notes to Consolidated Financial Statements
                       December 31, 2000, 1999, and 1998

         The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities are as follows:

                                                                                  December 31,
                                                                              --------------------
                                                                                2000        1999
                                                                              --------    --------
                                                                                 (in thousands)
         Deferred tax assets (liabilities):
              Net operating loss ..........................................   $ 24,348    $     --
              Compensation, principally due to accrual for financial
                  reporting purposes ......................................      5,385          --
              Accrued abandonment and restoration costs ...................      4,643       4,205
              Property, plant and equipment, principally due to differences in basis upon acquisition, depletion, impairment and the
                  deduction of intangible drilling costs for tax purposes .    (95,482)    (77,916)
              Other .......................................................      5,650          --
                                                                              --------    --------
         Net deferred tax liability .......................................   $(55,456)   $(73,711)
                                                                              ========    ========


         A valuation allowance is provided when it is more likely than not that some portion of the deferred tax assets will not be realized. Based on expectations for the future and the availability of certain tax planning strategies that would generate taxable income to realize the net tax benefits, if implemented, management has determined that it is not more likely than not that a portion of the deferred tax assets will be realized.

         At December 31, 2000, Pure had net operating loss carryforwards ("NOLs") for U.S. federal income tax purposes of approximately $69.6 million, which are available to offset future regular taxable income, if any. All the NOL relates to pre-acquisition NOL's from Titan which are subject to an annual limitation of approximately $14.9 million. The carryforwards begin to expire in 2011.

 (10)    Related Party Transactions

         Certain officers and their affiliates have a common ownership interest in oil and gas properties that are operated by Pure and, in accordance with a standard industry operating agreement, make payments to Pure for leasehold costs, drilling costs and lease operating and supervision charges. These parties received payments in 2000 of approximately $23,000 from salvage value of equipment, net of lease operating expenses. Revenue received in connection with these oil and gas properties were approximately $11,000 in 2000. These interests were owned by certain officers and their affiliates prior to the formation of Pure and its predecessor entities, except as discussed in the next paragraph.

         Union Oil has a common ownership interest in oil and gas properties that are operated by Pure and, in accordance with a standard operating agreement, makes payments to Pure for leasehold costs, drilling costs and lease operating and supervision charges. These payments were approximately $2.5 million in 2000. Revenue received in connection with these oil and gas properties were approximately $4.7 million in 2000.

         In 2000, Pure entered into a Joint Development Agreement ("JDA") to explore a designated prospect area with a group of industry partners, one of which was an officer and director of Pure. The properties associated with the JDA represents assets owned by the officer prior to his employment with Pure and its predecessor entities. The officer has a 10% interest in the JDA. The terms of the JDA are comparable to those in the industry and that would be reached in an arms-length transaction with a third party. There was no cash initially paid to the partners as Pure is carrying the partners in the drilling of the first four wells in the JDA, subject to various provisions of the JDA. In 2000, Pure spent approximately $450,000 to acquire additional acreage in the JDA and incurred approximately $3.5 million in drilling of the first well under the JDA.

                              Pure Resources, Inc.
        (formerly "Union Oil Company of California's Permian Basin Unit")
                   Notes to Consolidated Financial Statements
                       December 31, 2000, 1999, and 1998

         In 2000, Pure entered into a ten-year office lease with an affiliate of Jack Hightower, an officer and director of Pure. The lease agreement terms are comparable to those that could be reached in an arms-length transaction with a third party. See Note 6 which discloses the future lease obligations.

         Prior to the Titan merger, certain officers and employees of Titan entered into promissory notes with Titan for the purpose of receiving funds to exercise stock options and pay tax obligations related to the option exercises. The option agreements of these officers and employees provided for the use of the promissory notes to exercise the options. The promissory notes and related interest are recourse to the officers and employees. The promissory notes are primarily secured by Pure common stock. The interest rate on the promissory notes is 6.34%. The principal and interest on the promissory notes is due in full on November 11, 2002.

(11)     Incentive Plan

         Pure 1999 Incentive Plan

         In connection with the Titan merger agreement, Pure's board of directors adopted, and Union Oil as sole stockholder of Pure approved, the Pure 1999 Incentive Plan. The plan provides that Pure may grant awards of Pure common stock under the Pure 1999 Incentive Plan. The awards under the Pure 1999 Incentive Plan include (a) stock options that do not qualify as incentive stock options under Section 422 of the Internal Revenue Code, (b) stock appreciation rights, or "SARs", (c) cash awards, (d) stock awards and (e) performance awards. These awards, other than cash awards, may be settled in shares of restricted or unrestricted common stock of Pure.

         The number of shares of Pure common stock that may be subject to outstanding awards under the Pure 1999 Incentive Plan at any one time is equal to twelve percent of the total number of outstanding shares of Pure common stock plus outstanding common stock equivalents, as defined in the 1999 Pure Incentive Plan, minus the total number of shares of Pure common stock subject to outstanding awards under any other stock-based plan for employees or directors of Pure. The number of shares authorized under the Pure 1999 Incentive Plan and the number of shares subject to an award under the Pure 1999 Incentive Plan will be adjusted for stock splits, stock dividends, recapitalizations, mergers, and other changes affecting the capital stock of Pure.

         The board of directors of Pure or any committee designated by it will administer the Pure 1999 Incentive Plan. Currently, Pure's Compensation Committee administers the plan and has broad discretion to administer the Pure 1999 Incentive Plan, interpret its provisions and adopt policies for implementing the Pure 1999 Incentive Plan.

         The following table calculates the number of shares or options available to grant under Pure's 1999 Incentive Plan as of December 31, 2000:

         Common stock outstanding...........................................   50,037,402
         Options awarded under the Pure 1999 Incentive Plan.................    5,164,060
         Assumed options from Titan.........................................      458,011
         Options exercised..................................................      (35,221)
         Options cancelled/forfeited........................................     (105,387)
                                                                              -----------
         Common stock equivalents...........................................   55,518,865
                                                                              ===========

         Maximum shares/options allowed under the Pure 1999 Incentive Plan..    6,662,264
         Less:    Outstanding awards under the Pure 1999 Incentive Plan.....   (5,071,060)
                  Outstanding options under the Titan Plans.................     (410,403)
                                                                              -----------
         Shares/options available for future grant..........................    1,180,801
                                                                              ===========

                              Pure Resources, Inc.
        (formerly "Union Oil Company of California's Permian Basin Unit")
                   Notes to Consolidated Financial Statements
                        December 31, 2000, 1999, and 1998

         In connection with the merger agreement, the board of directors of Pure granted stock options to purchase Pure common stock to the officers of Pure, under the Pure 1999 Incentive Plan. The options granted, on December 13, 1999, subject to completion of the Titan merger which occurred on May 25, 2000, are described in the following table:


         Number of          Exercise
          Options             Price             Vesting Period            Expiration Date
        ------------      ------------       --------------------        -----------------
           1,500,000      $       9.30       Ratably over 3 years        December 13, 2009
           1,010,000      $       9.30       Ratably over 4 years        December 13, 2009
             600,000      $      17.08       Ratably over 3 years        December 13, 2009
             390,000      $      17.08       Ratably over 4 years        December 13, 2009
        ------------
           3,500,000
        ============

        As of December 31, 2000, Pure had granted 1,364,060 additional options to non-officers. Certain grants were made with an exercise price below Pure's stock price on the date of grant; consequently, Pure recorded deferred compensation of $2.9 million. The deferred compensation will be amortized over the vesting period, generally four years.

        Assumed Titan Stock Options

        Pure, as part of the merger, assumed each outstanding and unexercised option to purchase a share of Titan stock issued under various Titan related employee benefit plans. As a result of the merger all the outstanding Titan options fully vested. Each Titan option converted into an option to purchase
 .4302314 shares of Pure common stock at an exercise price equal to the exercise price of the Titan options divided by .4302314. At May 26, 2000, Pure assumed Titan options, on a post-merger converted basis, to purchase 458,011 shares of Pure common stock.

        A summary of Pure's stock option plans as of December 31, 2000 and changes during 2000 is presented below:

                                                               December 31, 2000
                                                           ------------------------
                                                                          Weighted
                                                             Number        Average
                                                            of shares       Price
                                                           ----------     ---------
Stock options:
     Outstanding at beginning of year ...............              -      $       -
         Options canceled/forfeited .................       (105,387)     $   15.30
         Options assumed ............................        458,011      $   15.79
         Options exercised ..........................        (35,221)     $   11.90
         Options granted ............................      5,164,060      $   12.72
                                                           ---------

     Outstanding at end of year .....................      5,481,463      $   12.93
                                                           =========

     Exercisable at end of year .....................      1,460,405      $   12.74
                                                           =========

Weighted average fair value of options granted
     during the year ................................      $   17.22
                                                           =========

         No options were granted in 1999 and 1998.

                              Pure Resources, Inc.
       (formerly "Union Oil Company of California's Permian Basin Unit")
                   Notes to Consolidated Financial Statements
                       December 31, 2000, 1999, and 1998

         The following table summarizes information about the stock options outstanding at December 31, 2000:

                                            Options Outstanding                              Options Exercisable
                         -------------------------------------------------------   -------------------------------
                              Number of           Weighted          Weighted            Number of         Weighted
                               Shares             Average            Average             Shares            Average
       Range of            Outstanding at        Remaining          Exercise         Exercisable at       Exercise
  Exercise Prices         December 31, 2000    Contractual Life        Price        December 31, 2000        Price
--------------------     -------------------  ------------------  --------------   -------------------  ----------
     $8.57 - $9.01                176,680          8.55 years     $       8.89              43,320      $       8.58
         $9.30                  2,397,500          8.86 years     $       9.30             752,501      $       9.30
    $10.83 - $16.45               817,274          8.18 years     $      11.94             241,074      $      12.84
        $17.08                  1,309,500          9.02 years     $      17.08             297,501      $      17.08
    $17.13- $29.64                780,509          8.35 years     $      19.07             126,009      $      24.24

SFAS 123

         Pure applies APB No. 25 and related interpretations in accounting for its stock option plans. If compensation expense for the stock option plans had been determined in a manner consistent with Statement of Financial Accounting Standards No.123, "Accounting for Stock-Based Compensation ("SFAS 123"), Pure's net income and net income per share would have been adjusted to the pro forma amounts indicated below:

                                                                          Year Ended December 31,
                                                                --------------------------------------------
                                                                    2000             1999           1998
                                                                -------------   -------------  -------------
                                                                   (in thousands, except per share amounts)
         Net income ........................................    $      87,341   $      17,788   $      5,042
         Net income per common share .......................    $        2.04   $        0.54   $       0.15
         Net income per shares - assuming dilution .........    $        2.00   $        0.54   $       0.15

         The pro forma net income and pro forma net income per share amounts noted above are not likely to be representative of the pro forma amounts to be reported in future years. Pro forma adjustments in future years will include compensation expense associated with the options granted in 2000 plus compensation expense associated with any options awarded in future years. As a result, such pro forma compensation expense is likely to be higher than the levels experienced in 2000. No options were granted or outstanding in 1999 and 1998.

         The total fair value of stock options granted in 2000 was approximately $47.6 million. No options were granted in 1999 and 1998. The fair value of each stock option grant is estimated on the date of grant using the Black-Scholes option pricing model with the following weighted average assumptions used:

                                                                    2000             1999            1998
                                                                -------------    -------------   -----------
         Risk-free interest rate ..........................           5.80%           N/A            N/A
         Expected life ....................................         7 years           N/A            N/A
         Expected volatility ..............................             45%           N/A            N/A
         Expected dividend yield ..........................               -           N/A            N/A

(12)     Non-Employee Director Equity Plan

         In 2000, Pure adopted the Equity Plan for Outside Directors (the "Director Plan"), which was approved by the sole stockholder, Union Oil, prior to the merger with Titan. Directors who are not employees of Pure and Union Oil are eligible for this plan. The Director Plan has 200,000 shares available for awards. Currently, each eligible director receives $30,000 in annual compensation, which is paid on a quarterly basis. Under the Director Plan, the fee generally is paid 40% in cash and 60% in Pure common stock at market prices, but an outside director may elect to substitute Pure common stock for some or all of his cash fee. An outside director may also elect to defer payment

                              Pure Resources, Inc.
       (formerly "Union Oil Company of California's Permain Basin Unit")
                   Notes to Consolidated Financial Statements
                       December 31, 2000, 1999, and 1998

         of some or all of his cash or stock fee, in which case fictional interest and/or dividend credits will be credited to a deferred compensation account.

         In 2000, subsequent to the Titan merger, Pure paid cash of $8,467 and issued 1,201 shares of Pure common stock to the eligible directors, under the Director Plan. Certain directors have elected to defer some or all of their compensation in 2000, of which those directors deferred cash of $6,128 and 1,336 shares of Pure common stock.

 (13)    Net Income per Common Share

         The following table sets forth the computation of basic and diluted net loss per common share:

                                                                                Year Ended December 31,
                                                                    ---------------------------------------------------
                                                                          2000               1999             1998
                                                                    ----------------  ----------------  ---------------
                                                                         (in thousands, except per share amounts)
         Numerator:

           Net income and numerator for basic and diluted
           net income per common share - income available to
           common stockholders ..................................   $        82,860   $        17,788   $         5,042
                                                                    ---------------   ---------------   ---------------

         Denominator:

           Denominator for basic net income per common share
           - weighted average common shares (a) .................            42,835            32,709            32,709

           Effect of dilutive securities - employee stock
           options not subject to "put" right ...................                87                 -                 -

           Dilutive effect of officers' stock options
           subject to the "put" right under
           employment/severance agreements (Note 5) .............               355                 -                 -

           Dilutive  effect of officers' individual common
           stock held subject to the "put" right under
           employment/severance agreements (Note 5) .............               361                 -                 -
                                                                    ---------------   ---------------   ---------------

           Denominator for diluted net income per share
           adjusted weighted average common shares and
           assumed conversions ..................................            43,638            32,709            32,709
                                                                    ===============   ===============   ===============

           Basic net income per common share ....................   $          1.93   $          0.54   $          0.15
                                                                    ===============   ===============   ===============

           Diluted net income per common share ..................   $          1.90   $          0.54   $          0.15
                                                                    ===============   ===============   ===============

         Employee stock options to purchase 5,481,463 shares of   common stock
were outstanding during 2000, but only 4,197,077 were included in the computation of diluted net loss per common share because the employee stock options' exercise price was greater than the average market price of the common stock of Pure for the 1,284,386 options shares excluded.

                              Pure Resources, Inc.
       (formerly "Union Oil Company of California's Permian Basin Unit")
                   Notes to Consolidated Financial Statements
                        December 31, 2000, 1999 and 1998

(14) 401(k) Plan and Employee Benefit Expenses

     Pure has established a qualified cash or deferred arrangement under IRS code section 401(k) covering substantially all employees. Under the plan, the employees have an option to make elective contributions of a portion of their eligible compensation, not to exceed specified annual limitations, to the plan and Pure has an option to match a portion of the employee's contribution. Pure, subsequent to the merger with Titan, made matching contributions to the plan totaling $897,000 in 2000.

     The employees of the Permian Basin business unit prior to the Contribution were included in various employee benefits plans of Union Oil. These plans include the Union Oil Retirement Plan, employee and retiree medical, dental and life insurance plan, 401(k) and other such benefits. For purposes of these financial statements prior to the Contribution, the Permian Basin business unit is considered a participant in multi-employer benefit plans.

     The Permian Basin business unit's allocated share of employee benefit expenses is $2.3 million and $2.4 million for the years ending December 31, 1999 and 1998, respectively. For the period in 2000 prior to the Contribution the allocated share of employee benefit expenses was $854,000. No charges have been made to the Permian Basin business unit by Union Oil for the qualified Union Oil Retirement Plan as the plan is in an overfunded position for the periods stated above. Union Oil retains all liabilities associated with these plans.

(15) Major Customers

     The following purchasers accounted for 10% or more of Pure's oil and gas sales:

                                               2000       1999       1998
                                              ------     ------     ------

      Purchaser A (a) ...................        35%        83%        77%
      Purchaser B .......................        12%         -%         -%

______________________

(a) Purchaser A is an affiliate of Union Oil, a significant stockholder of Pure.

(16) Derivative Financial Instruments

     Pure utilizes various option and swap contracts and other financial instruments to hedge the effect of price changes on future oil and gas production. The index price for the natural gas collars settles based on NYMEX Henry Hub, while the oil collar settles based on the prices for West Texas Intermediate on NYMEX. The basis swaps lock in the basis differential between NYMEX Henry Hub and the El Paso/Permian delivery point or the Waha West Texas delivery point.

                              Pure Resources, Inc.
        (formerly "Union Oil Company of California's Permian Basin Unit")
                   Notes to Consolidated Financial Statements
                        December 31, 2000, 1999 and 1998

     The following table sets forth the future volumes hedged by year and the range of prices to be received based upon the fixed price of the individual option and swap contracts and other financial instruments outstanding at December 31, 2000:

                                                                      2001
                                                                 ---------------

       Gas related derivatives:
         Collar options:
             Volume (MMBtu) ................................       4,065,000
             Index price per MMBtu (floor-ceiling prices) ..     $2.60 - $3.32

         Basis differential swaps:
             Volume (MMBtu) ................................       4,065,000
             Index price per MMBtu .........................     $.095 - $.120

       Oil related derivatives:
         Collar options:
             Volume (Bbls) .................................        452,500
             Index price per Bbl (floor-ceiling prices) ....     $16.50 - $20.48

     As a result of the Titan merger, Pure marked-to-market at the merger date all the outstanding commodity financial derivatives held by Titan which resulted in a liability of approximately $19.3 million, See Note 5. The deferred commodity hedges amount is being amortized as a non-cash benefit to oil and gas revenues over the remaining term of the hedges as the related production takes place.

(17) Impairment of Long-Lived Assets

     Pure's long-lived assets are reviewed for impairment quarterly for events or changes in circumstances that indicate that the carrying amount of an asset may not be recoverable in accordance with SFAS No. 121. Long-lived assets are reviewed for potential impairments at the lowest level for which there are identifiable cash flows that are largely independent of other groups of assets.

     The review is done by determining if the historical cost of proved properties less the applicable accumulated depreciation, depletion and amortization and abandonment is less than the estimated expected undiscounted future cash flows. The expected future cash flows are estimated based on management's plans to continue to produce and develop proved and associated risk-adjusted probable reserves. Expected future cash flow from the sale of production of reserves is calculated based on estimated future prices. Management estimates prices based upon market related information including published futures prices. In years where market information is not available, prices are escalated for inflation. The estimated future level of production is based on assumptions surrounding future levels of prices and costs, field decline rates, market demand and supply, and the economic and regulatory climates.

     When the carrying value exceeds such cash flows, an impairment loss is recognized for the difference between the estimated fair market value and the carrying value of the assets. The fair market value is defined as the amount at which the asset could be sold to a willing third party, or, if unavailable, the expected future cash flows discounted at 10%.

     Pure recorded charges of $345,000 and $7.4 million for 1999 and 1998, respectively. The 1998 impairments resulted from reserve revisions and decreased cash flows related to severely decreased commodity prices. Pure had no impairments in 2000.

                              Pure Resources, Inc.
        formerly "Union Oil Company of California's Permian Basin Unit")
                   Notes to Consolidated Financial Statements
                        December 31, 2000, 1999 and 1998

(18)   Other Liabilities

       The other current and noncurrent liabilities consist of the following (in thousands):

                                                                                    December 31,
                                                                        -----------------------------------
                                                                              2000               1999
                                                                        ----------------   ----------------
       Accrued oil and gas production expenses ..........               $         20,923   $              -
       Income taxes payable .............................                          3,298                  -
       Accrued interest payable .........................                            904                  -
       Other ............................................                              -                  -
                                                                        ----------------   ----------------
                                                                        $         25,125   $              -
                                                                        ================   ================

(19)   Exploration and Abandonment

       Exploration and abandonment expense consist of the following (in thousands):

                                                                     Year Ended December 31,
                                                       ----------------------------------------------------
                                                            2000                1999              1998
                                                       ---------------     -------------     --------------
       Geological and geophysical staff ..........     $         3,540     $       2,062     $        1,525
       Uneconomical exploratory projects .........              10,249             2,120                674
       Impaired unproved properties ..............               2,548               915                  -
       Plugging and abandonment costs ............                 600                 -                  -
       Seismic costs .............................               2,433               588              1,423
       Other .....................................                 526               806                  1
                                                       ---------------     -------------     --------------
                                                       $        19,896     $       6,491     $        3,623
                                                       ===============     =============     ==============

                              Pure Resources, Inc.
        (formerly "Union Oil Company of California's Permian Basin Unit")
                   Notes to Consolidated Financial Statements
                        December 31, 2000, 1999, and 1998


(20) Supplemental Condensed Consolidating Financial Information

       In June 2001, Pure issued unsecured 7 1/8% Senior Notes Due 2011 ("Senior Notes"). Certain subsidiaries of Pure have fully and unconditionally guaranteed the Senior Notes.

       The following tables present the condensed consolidating financial information for 2000 for (a) Pure (Parent), (b) Guarantor subsidiaries and (c) Non-guarantor subsidiaries. The financial information for the periods prior to May 31, 2000 are those of Union Oil's Permian Basin business unit whose assets were ultimately merged into a subsidiary of Pure that is a guarantor of the Senior Notes, accordingly, no condensed consolidating financial information is provided for 1999 and 1998. Virtually all of Pure's operations are conducted by Pure's subsidiaries.

Condensed Consolidated Balance Sheet
December 31, 2000
(in thousands)

                                                                                       Non-
                                                     Pure           Guarantor        Guarantor
                                                   (Parent)        Subsidiaries     Subsidiaries      Eliminations      Consolidated
                                                 ------------      ------------     ------------      ------------      ------------
Assets

  Current assets:

     Cash and cash equivalents .............     $         (4)     $      3,329     $          -      $          -      $      3,325
     Accounts receivable ...................                -            48,457               (6)                -            48,451
     Other current assets ..................              262               606               15                 -               883
                                                 ------------      ------------     ------------      ------------      ------------

       Total current assets ................              258            52,392                9                 -            52,659
                                                 ------------      ------------     ------------      ------------      ------------

  Properties, net ..........................                -           590,869                -                 -           590,869
  Investment in subsidiaries ...............          497,927            58,316                -          (556,243)                -
  Deferred compensation ....................           63,903                 -                -                 -            63,903
  Other assets .............................           55,938            10,283           39,528           (94,065)           11,684
                                                 ------------      ------------     ------------      ------------      ------------

       Total assets ........................     $    618,026      $    711,860     $     39,537      $   (650,308)     $    719,115
                                                 ============      ============     ============      ============      ============

Liabilities and  equity

  Current liabilities:

     Accounts payable ......................     $        804      $     17,245     $        179      $          -      $     18,228
     Other current liabilities .............            4,389            27,404              113                 -            31,906
                                                 ------------      ------------     ------------      ------------      ------------

       Total current liabilities ...........            5,193            44,649              292                 -            50,134
                                                 ------------      ------------     ------------      ------------      ------------

  Long-term debt ...........................           65,000             3,000                -                 -            68,000
  Accrued abandonment, restoration and
     environmental liabilities .............                -            14,331                -                 -            14,331
  Deferred income taxes ....................            4,325            53,901           (2,770)                -            55,456
  Other liabilities ........................                -           107,135            4,721           (94,065)           17,791

  Common stock subject to repurchase .......          135,617                 -                -                 -           135,617

  Equity ...................................          407,891           488,844           37,294          (556,243)          377,786
                                                 ------------      ------------     ------------      ------------      ------------

       Total liabilities and equity ........     $    618,026      $    711,860     $     39,537      $   (650,308)     $    719,115
                                                 ============      ============     ============      ============      ============

                             Pure Resources, Inc.
       (formerly "Union Oil Company of California's Permian Basin Unit")
                   Notes to Consolidated Financial Statements
                        December 31, 2000, 1999 and 1998


Condensed Consolidated Statement of Operations
For the year ended December 31, 2000
(in thousands)

                                                                                        Non-
                                                     Pure           Guarantor        Guarantor
                                                    (Parent)        Subsidiaries     Subsidiaries     Eliminations     Consolidated
                                                   ------------     ------------     ------------     ------------     ------------
Revenues:

  Oil and gas sales ...........................    $          -     $    286,485     $        127     $          -     $    286,612
  Other operating revenues ....................               -              217                -                -              217
                                                   ------------     ------------     ------------     ------------     ------------

     Total revenues ...........................               -          286,702              127                -          286,829
                                                   ------------     ------------     ------------     ------------     ------------

Expenses:

  Operating and other expenses ................             886           81,856               29                -           82,771
  Amortization of deferred compensation .......          15,386                -                -                -           15,386
  Exploration and abandonment .................               -           19,895                1                -           19,896
  Depreciation, depletion and amortization ....              74           45,352                -                -           45,426
                                                   ------------     ------------     ------------     ------------     ------------

       Total expenses .........................          16,346          147,103               30                -          163,479
                                                   ------------     ------------     ------------     ------------     ------------

       Operating income (loss) ................         (16,346)         139,599               97                -          123,350

Other income (expense):

  Equity in earnings of subsidiaries ..........          57,075               62                -          (57,137)               -
  Interest expense ............................          (1,635)          (2,761)               -                -           (4,396)
  Other .......................................             479           (1,598)               -                -           (1,119)
                                                   ------------     ------------     ------------     ------------     ------------
       Income before income taxes..............          39,573          135,302               97          (57,137)         117,835

Income tax benefit (expense) ..................          43,187          (78,127)             (35)               -          (34,975)
                                                   ------------     ------------     ------------     ------------     ------------

Net income ....................................    $     82,760     $     57,175     $         62     $    (57,137)    $     82,860
                                                   ============     ============     ============     ============     ============

                              Pure Resources, Inc.
       (formerly "Union Oil Company of California's Permian Basin Unit")
                   Notes to Consolidated Financial Statements
                        December 31, 2000, 1999 and 1998

Condensed Consolidated Statement of Cash Flows
For the year ended December 31, 2000
(in thousands)

                                                                                          Non-
                                                        Pure           Guarantor       Guarantor
                                                       (Parent)        Subsidiaries    Subsidiaries     Eliminations   Consolidated
                                                     ------------      ------------    ------------     ------------   ------------
Cash flows from operating activities .............   $     14,542      $    128,559    $          -     $          -   $    143,101

Cash flows from investing activities:
  Capital expenditures and acquisitions ..........              -          (104,734)              -                -       (104,734)
  Proceeds from sale of assets ...................              -             1,837               -                -          1,837
  Other ..........................................              -             2,846               -                -          2,846
                                                     ------------      ------------    ------------     ------------   ------------
       Net cash used in investing activities .....              -          (100,051)              -                -       (100,051)
                                                     ------------      ------------    ------------     ------------   ------------

Cash flow from financing activities:
  Change in debt .................................        (15,000)          (23,863)              -                -        (38,863)
  Other ..........................................            454            (1,316)              -                -           (862)
                                                     ------------      ------------    ------------     ------------   ------------
       Net cash provided by (used in) financing
         activities ..............................        (14,546)          (25,179)              -                -        (39,725)
                                                     ------------      ------------    ------------     ------------   ------------

Increase (decrease) in cash and cash equivalent ..             (4)            3,329               -                -          3,325

Cash and cash equivalents, beginning of period ...              -                 -               -                -              -
                                                     ------------      ------------    ------------     ------------   ------------

Cash and cash equivalents, end of period .........   $         (4)     $      3,329    $          -     $          -   $      3,325
                                                     ============      ============    ============     ============   ============

                              Pure Resources, Inc.
        (formerly "Union Oil Company of California's Permian Basin Unit")
                   Notes to Consolidated Financial Statements
                        December 31, 2000, 1999, and 1998

(21)     Unaudited Supplementary Information

         Capitalized Costs

                                                                                   December 31,
                                                                ---------------------------------------------------
                                                                      2000             1999              1998
                                                                ---------------   ---------------   ---------------
                                                                                  (in thousands)
  Oil and gas operations:
       Proved oil and gas properties  ......................    $     1,140,209   $       827,340   $       809,526
       Unproved oil and gas properties .....................             21,743             3,841             6,059
                                                                ---------------   ---------------   ---------------
           Total oil and gas properties ....................          1,161,952           831,181           815,585
       Accumulated depletion, depreciation and
           amortization ....................................           (577,532)         (539,371)         (508,855)
                                                                ---------------   ---------------   ---------------
  Net capitalized costs for oil and gas operations .........    $       584,420   $       291,810   $       306,730
                                                                ===============   ===============   ===============

         Costs Incurred

                                                                              Year Ended December 31,
                                                                ---------------------------------------------------
                                                                      2000             1999              1998
                                                                ---------------   ---------------   ---------------
                                                                                  (in thousands)
  Development costs ........................................    $        47,251   $        17,256   $        36,499
  Exploration costs ........................................             39,206             4,519             6,592
  Acquisition costs:
       Unproved properties .................................             20,416                88             1,217
       Proved properties ...................................            245,314               676             1,254
                                                                ---------------   ---------------   ---------------
           Total ...........................................    $       352,187   $        22,539   $        45,562
                                                                ===============   ===============   ===============

         Reserve Quantity Information

         The estimates of proved oil and gas reserves, which are located principally in the United States, were prepared and/or audited (audits are of significant value properties) by independent petroleum consultants and Pure in 2000. In 1999 and 1998, the estimated proved oil and gas reserves were prepared by Union Oil. Reserves were estimated in accordance with guidelines established by the SEC and FASB, which require that reserve estimates be prepared under existing economic and operating conditions with no provision for price and cost escalations except by contractual arrangements. Pure has presented the reserve estimates utilizing an oil price of $25.76, $24.08 and $10.38 per Bbl and a gas price of $8.49, $1.93 and $1.73 per Mcf as of December 31, 2000, 1999 and 1998,
respectively.

       At December 31, 2000, the NYMEX prices for crude oil and natural gas were $26.80 per barrel and $9.78 per Mcf, respectively. In perspective, at February 28, 2001 the NYMEX prices for crude oil and natural gas were $27.39 per barrel and $5.24 per Mcf, respectively.

         Oil and gas reserve quantity estimates are subject to numerous uncertainties inherent in the estimation of quantities of proved reserves and in the projection of future rates of production and the timing of development expenditures. The accuracy of such estimates is a function of the quality of available data and of engineering and geological interpretation and judgment. Results of subsequent drilling, testing and production may cause either an upward or downward revision of previous estimates. Further, the volumes considered to be commercially recoverable fluctuate with changes in prices and operating costs. Pure emphasizes that reserve estimates are inherently imprecise and that estimates of new discoveries are more imprecise than those of currently producing oil

                              Pure Resources, Inc.
       (formerly "Union Oil Company of California's Permian Basin Unit")
                   Notes to Consolidated Financial Statements
                        December 31, 2000, 1999 and 1998

and gas properties. Accordingly, these estimates are expected to change as additional information becomes available in the future.

                                                         Oil and      Natural
                                                        Condensate      Gas
                                                         (MBbls)       (MMcf)
                                                        ----------   ----------

         Total Proved Reserves:
         Balance, January 1, 1998 ...................       42,944      320,961
              Purchases of minerals-in-place ........          405          139
              Sales of minerals-in-place ............          (35)        (836)
              Extensions and discoveries ............          399       19,548
              Revisions of previous estimates .......       (1,184)      19,377
              Production ............................       (3,991)     (29,962)
                                                        ----------   ----------

         Balance, December 31, 1998 .................       38,538      329,227
              Purchases of minerals-in-place ........           94          921
              Sales of minerals-in-place ............           (2)         (28)
              Extensions and discoveries ............          962       26,290
              Revisions of previous estimates .......        4,049       13,464
              Production ............................       (3,659)     (28,899)
                                                        ----------   ----------

         Balance, December 31, 1999 .................       39,982      340,975
              Purchases of minerals-in-place ........       36,096      243,140
              Sales of minerals-in-place ............         (170)        (354)
              Extensions and discoveries ............        1,759       68,466
              Revisions of previous estimates .......          217       49,146
              Production ............................       (5,278)     (39,016)
                                                        ----------   ----------

         Balance, December 31, 2000 .................       72,606      662,357
                                                        ==========   ==========

         Proved Developed Reserves:
              December 31, 1997 .....................       41,633      297,357
              December 31, 1998 .....................       36,763      310,775
              December 31. 1999 .....................       38,225      308,944
              December 31, 2000 .....................       63,303      504,529

         Standardized Measure Of Discounted Future Net Cash Flows

         The standardized measure of discounted future net cash flows is computed by applying year-end prices of oil and gas (with consideration of price changes only to the extent provided by contractual arrangements) to the estimated future production of proved oil and gas reserves, less estimated future expenditures (based on period-end costs) to be incurred in developing and producing the proved reserves, less estimated future income tax expenses (based on period-end statutory tax rates, with consideration of future tax rates already legislated) to be incurred on pretax net cash flows less tax basis of the properties and available credits, and assuming continuation of existing economic conditions. The estimated future net cash flows are then discounted using a rate of 10% per year to reflect the estimated timing of the future cash flows.

         Discounted future cash flow estimates like those shown below are not intended to represent estimates of the fair value of oil and gas properties. Estimates of fair value should also consider probable reserves, anticipated future oil and gas prices, interest rates, changes in development and production costs and risks associated with future

                              Pure Resources, Inc.
        (formerly "Union Oil Company of California's Permian Basin Unit"
                   Notes to Consolidated Financial Statements
                       December 31, 2000, 1999, and 1998

production. Because of these and other considerations, any estimate of fair value is necessarily subjective and imprecise.

                                                                                          December 31,
                                                                       -----------------------------------------------
                                                                           2000               1999             1998
                                                                       -----------------------------------------------
                                                                                         (in thousands)
     Future cash flows ..........................................      $ 7,494,617       $ 1,560,792       $   918,143
     Future costs:
          Production ............................................       (1,795,597)         (677,415)         (540,009)
          Development (a) .......................................         (168,813)          (57,485)          (50,060)
                                                                       -----------       -----------       -----------
     Future net cash flows before income taxes ..................        5,530,207           825,892           328,074
     Future income taxes ........................................       (1,815,650)         (276,675)          (89,847)
                                                                       -----------       -----------       -----------
     Future net cash flows ......................................        3,714,557           549,217           238,227
     10% annual discount for estimated timing of
          cash flows ............................................       (1,818,413)         (244,126)          (93,760)
                                                                       -----------       -----------       -----------
     Standardized measure of discounted net cash flows ..........      $ 1,896,144       $   305,091       $   144,467
                                                                       ===========       ===========       ===========

_________________

(a) Includes dismantlement and abandonment costs of approximately $34.9 million, $34.9 million and $32.2 million at December 31, 2000, 1999 and 1998, respectively.

                Changes in Standardized Measure of Discounted Future Net Cash Flows

                                                                                     Year ended December 31,
                                                                       -------------------------------------------------
                                                                            2000              1999                1998
                                                                       -----------        -----------        -----------
                                                                                         (in thousands)
Increase (decrease):
     Extensions and discoveries and improved recovery, net
         of future production and development costs .............      $   331,007        $    31,312        $    19,476
     Accretion of discount ......................................           45,484             15,452             27,251
     Net change in sales prices, net of production costs ........        1,455,098            257,885            (99,788)
     Net change in income taxes .................................         (763,339)          (102,422)            59,433
     Purchase of minerals-in-place ..............................          706,431              1,196                 81
     Sales of minerals-in-place .................................           (1,234)               (13)            (1,190)
     Revisions of quantity estimates ............................          176,532             32,698             (5,347)
     Sales, net of production costs .............................         (216,122)           (72,399)           (57,484)
     Changes in estimated future development costs ..............          (43,591)             2,935             10,298
     Changes of production rates (timing) and other .............          (99,213)            (6,020)           (33,539)
                                                                       -----------        -----------        -----------

         Net increase (decrease) ................................        1,591,053            160,624            (80,809)

     Standardized measure of discounted future net cash
         flows:
             Beginning of period ................................          305,091            144,467            225,276
                                                                       -----------        -----------        -----------

             End of period ......................................      $ 1,896,144        $   305,091        $   144,467
                                                                       ===========        ===========        ===========

                              Pure Resources, Inc.
       (formerly "Union Oil Company of California's Permian Basin Unit")
                   Notes to Consolidated Financial Statements
                       December 31, 2000, 1999, and 1998

(22)  Selected Quarterly Financial Results (Unaudited)

                                                                               Quarter
                                                            ----------------------------------------------
                                                             First       Second       Third        Fourth
                                                            --------    --------     --------     --------
                                                               (in thousands, except per share data)
2000:
    Total revenues ....................................     $ 42,519    $ 55,785     $ 90,066     $ 98,462
    Total expenses ....................................       21,545      29,805       50,281       62,948
    Net income ........................................       13,673      17,022       23,986       28,178
    Net income per common share .......................     $   0.42    $   0.44     $   0.48     $   0.56
    Net income per common share -
        assuming dilution .............................     $   0.42    $   0.44     $   0.47     $   0.55

1999:
    Total revenues ....................................     $ 18,698    $ 27,204     $ 35,363     $ 32,904
    Total expenses ....................................       20,996      20,527       25,176       20,953
    Net income ........................................       (1,544)      4,458        6,844        8,030
    Net income per common share .......................     $  (0.05)   $   0.14     $   0.21     $   0.25
    Net income per common share -
        assuming dilution .............................     $  (0.05)   $   0.14     $   0.21     $   0.25

                              Pure Resources, Inc.
       (formerly "Union Oil Company of California's Permian Basin Unit")
                   Notes to Consolidated Financial Statements
                       December 31, 2000, 1999, and 1998

(23)     Subsequent Events (Unaudited)

         Hallwood Merger

         On March 30, 2001, Pure and Hallwood Energy Corporation ("Hallwood") announced the signing of a definitive merger agreement pursuant to which Pure Resources II, Inc., an indirect wholly-owned subsidiary of Pure, would acquire all the outstanding shares of common stock of Hallwood at a price of $12.50 per share and all the outstanding shares of Series A Cumulative Preferred Stock of Hallwood at a price of $10.84 per share. The all-cash transaction was structured as a first step tender offer followed by a cash merger to acquire all remaining shares of Hallwood. Total purchase price for the transaction is estimated to be approximately $271 million, including assumed debt.

         On May 8, 2001, Pure accepted for payment approximately 85% of the common stock and 78% of the preferred stock of Hallwood. On May 30, 2001, after completion of a subsequent tender offer period, Pure completed the acquisition of the remaining common and preferred shares through consummation of the cash merger.

         7.125% Senior Notes

         In June 2001, Pure issued $350 million in unsecured senior notes which bear interest at 7.125% ("Senior Notes"). The Senior Notes were issued at a discount to their face value which resulted in the Senior Notes having a yield of 7.232%. The Senior Notes pay interest each June 15 and December 15 beginning in December 2001. The maturity date of the Senior Notes is June 15, 2011. Pure has the right to redeem the Senior Notes at any time for an amount equal to the principal plus a make-whole premium.

         The Senior Notes are fully and unconditionally guaranteed, on a joint and several basis, by certain wholly-owned subsidiaries of Pure. Each of the guarantees is an unsecured obligation of the guarantor and ranks pari passu with the guarantees provided by and the obligations of such guarantor subsidiaries under the Credit Agreements and with all existing and future unsecured indebtedness of such guarantor for borrowed money that is not, by its terms, expressly subordinated in right of payment to such guarantee.

         The Senior Notes indenture contains covenants which include limitations on (a) liens, (b) sale/leaseback transactions, and (c) mergers and consolidations. Pursuant to a registration rights agreement, Pure is required to file an exchange offer registration statement with respect to an offer to exchange the Senior Notes for a new, registered issue of Senior Notes.

         Line of Credit

         In March 2001, Pure increased its current commitments under each of the Revolver and 364 Revolver from $210 million to $235 million.

                   Unaudited Consolidated Financial Statements
                             of Pure Resources, Inc.

                              Pure Resources, Inc.
                           Consolidated Balance Sheets
                             (dollars in thousands)

                                     ASSETS

                                                                                       June 30,         December 31,
                                                                                         2001               2000
                                                                                    ----------------  ---------------
                                                                                      (Unaudited)

Current assets:
    Cash and cash equivalents ...................................................   $        14,949   $        3,325
    Accounts receivable:
       Oil and gas ..............................................................            60,903           46,749
       Other ....................................................................             9,317            1,702
    Fair value of derivatives (Note 11) .........................................             1,860                -
    Prepaid expenses and other current assets ...................................             3,494              883
                                                                                    ---------------   --------------

          Total current assets ..................................................            90,523           52,659
                                                                                    ---------------   --------------

Property, plant and equipment, at cost:
    Oil and gas properties, using the successful efforts method of accounting:
       Proved properties ........................................................         1,804,618        1,140,209
       Unproved properties ......................................................            60,767           21,743
    Accumulated depletion, depreciation and amortization ........................          (635,668)        (577,532)
                                                                                    ---------------   --------------
                                                                                          1,229,717          584,420
                                                                                    ---------------   --------------
Other property and equipment, net ...............................................            16,563            6,449

Deferred compensation (Note 5) ..................................................            60,704           63,903

Receivables for under-delivered gas .............................................             6,855           10,274

Other assets, net ...............................................................             5,093            1,410
                                                                                    ---------------   --------------
                                                                                    $     1,409,455   $      719,115
                                                                                    ===============   ==============


          See accompanying notes to consolidated financial statements.

                              Pure Resources, Inc.
                           Consolidated Balance Sheets
                             (dollars in thousands)

                      LIABILITIES AND STOCKHOLDERS' EQUITY



                                                                                        June 30,        December 31,
                                                                                          2001              2000
                                                                                    ----------------  ---------------
                                                                                      (Unaudited)
Current liabilities:
    Accounts payable and accrued liabilities:
       Trade ....................................................................   $        70,341   $       18,228
       Fair value of derivatives and deferred commodity hedges (Note 11) ........                 -            6,781
       Other (Note 8) ...........................................................            58,465           25,125
                                                                                    ---------------   --------------

          Total current liabilities .............................................           128,806           50,134
                                                                                    ---------------   --------------

Long-term debt ..................................................................           535,127           68,000

Liabilities for over-delivered gas ..............................................            12,551           17,791

Accrued abandonment, restoration and environmental liabilities ..................            16,543           14,331

Fair value of derivatives (Note 11) .............................................             2,033                -

Deferred income taxes ...........................................................            95,970           55,456

Other liabilities ...............................................................             5,371                -

Common stock subject to repurchase (Note 5) .....................................           144,442          135,617

Minority interest ...............................................................             5,712                -

Stockholders' equity:
    Preferred stock, $.01 par value, 10,000,000 shares authorized; none issued
       and outstanding ..........................................................                 -                -
    Common stock, $.01 par value, 200,000,000 shares authorized; 50,156,089 shares and 50,037,402 shares issued and outstanding at June 30, 2001 and
       December 31, 2000, respectively ..........................................               502              500
    Additional paid-in capital ..................................................           334,968          326,827
    Notes receivable - affiliates ...............................................            (7,166)          (6,952)
    Deferred compensation (Note 5) ..............................................            (1,960)          (2,296)
    Accumulated other comprehensive income ......................................            17,857                -
    Retained earnings ...........................................................           118,699           59,707
                                                                                    ---------------   --------------

          Total stockholders' equity ............................................           462,900          377,786
                                                                                    ---------------   --------------
    Commitments and contingencies (Note 5) ......................................   $     1,409,455   $      719,115
                                                                                    ===============   ==============

          See accompanying notes to consolidated financial statements.

                              Pure Resources, Inc.
                 Unaudited Consolidated Statements of Operations
                      (in thousands, except per share data)


                                                               Three months ended                Six months ended
                                                                    June 30,                         June 30,
                                                        ------------------------------  -----------------------------
                                                              2001            2000            2001            2000
                                                        --------------   -------------  --------------   ------------
Revenues:
     Oil sales .....................................     $      46,767   $      30,648   $      95,632   $     56,746
     Gas sales .....................................            86,656          25,075         164,145         41,375
     Gain on sale of assets ........................               427           1,250             449          1,250
                                                         -------------   -------------   -------------   ------------

         Total revenues ............................           133,850          56,973         260,226         99,371
                                                         -------------   -------------   -------------   ------------

Expenses:
     Oil and gas production ........................            21,740          10,490          37,822         17,291
     Production and other taxes ....................             9,298           5,147          18,710          8,202
     General and administrative ....................             8,770           2,277          14,956          3,122
     Amortization of deferred compensation
         (general and administrative) ..............             5,992           1,027          18,685          1,027
     Exploration and abandonment (Note 9) ..........             6,465           1,348           9,806          3,078
     Depletion, depreciation and amortization ......            36,730           9,454          61,041         17,350
                                                         -------------   -------------   -------------   ------------

         Total expenses ............................            88,995          29,743         161,020         50,070
                                                         -------------   -------------   -------------   ------------

         Operating income ..........................            44,855          27,230          99,206         49,301
                                                         -------------   -------------   -------------   ------------

Other income (expense):
     Interest income ...............................               275              32             471             32
     Interest expense ..............................            (6,986)           (661)        (11,036)          (661)
     Other .........................................               129            (350)          1,280         (1,446)
                                                         -------------   -------------   -------------   ------------

         Income before income taxes and
              minority interest ....................            38,273          26,251          89,921         47,226

Income tax expense .................................           (12,496)         (9,229)        (30,570)       (16,530)

Minority interest ..................................              (200)              -            (359)             -
                                                         -------------   -------------   -------------   ------------

         Net income ................................     $      25,577   $      17,022   $      58,992   $     30,696
                                                         =============   =============   =============   ============

         Net income per share ......................     $        0.51   $        0.44   $        1.18   $       0.86
                                                         =============   =============   =============   ============

         Net income per share - assuming dilution ..     $        0.50   $        0.44   $        1.15   $       0.86
                                                         =============   =============   =============   ============

          See accompanying notes to consolidated financial statements.

                              Pure Resources, Inc.
                 Unaudited Consolidated Statements of Operations
                      (in thousands, except per share data)


                                                               Three months ended                Six months ended
                                                                    June 30,                         June 30,
                                                        ------------------------------  -----------------------------
                                                              2001            2000            2001            2000
                                                        --------------  --------------  --------------- -------------
Cash flows from operating activities:
     Net income ......................................  $       25,577  $       17,022  $       58,992  $      30,696
     Adjustment to reconcile net income to net cash
         provided by operating activities:
         Depletion, depreciation and amortization ....          36,730           9,454          61,041         17,350
         Amortization of deferred compensation .......           5,992           1,027          18,685          1,027
         Amortization deferred commodity hedges ......          (2,553)         (1,991)         (6,781)        (1,991)
         Exploration and abandonments ................           3,388             625           4,741          2,088
         Gain on sale of assets ......................            (427)         (1,250)           (449)        (1,250)
         Deferred income taxes .......................           1,646           1,942           6,295          3,307
         Other items .................................             567            (300)           (136)             -
     Changes in assets and liabilities:
         Accounts receivable .........................           6,904         (14,483)          4,780        (26,748)
         Prepaid expenses and other current assets ...            (161)             56            (860)           (62)
         Receivables for under-delivered gas .........           2,110            (875)          3,419         (1,697)
         Other assets ................................            (698)            213            (850)             -
         Accounts payable and accrued liabilities ....           8,816           3,435           7,347         19,478
         Income taxes payable ........................           1,052           3,000          11,481          3,000
         Liabilities for over-delivered gas ..........          (4,226)          1,233          (5,239)         1,597
         Other non-current liabilities ...............               -              89               -            (50)
                                                        --------------  --------------  --------------  -------------

           Total adjustments .........................          59,140           2,175         103,474         16,049
                                                        --------------  --------------  --------------  -------------
           Net cash provided by operating
                     activities ......................          84,717          19,197         162,466         46,745
                                                        --------------  --------------  --------------  -------------

Cash flows from investing activities:
     Acquisitions, net of cash acquired ..............        (146,583)           (659)       (146,583)          (659)
     Investment in oil and gas properties ............         (63,329)        (13,150)       (378,858)       (35,883)
     Additions to other property and equipment .......          (9,366)           (101)        (10,495)          (101)
     Proceeds from sale of assets ....................           1,413           1,189           1,964          1,250
     Notes receivable - affiliates ...................               -           2,815               -          2,815
                                                        --------------  --------------  --------------  -------------

           Net cash used in investing activities .....        (217,865)         (9,906)       (533,972)       (32,578)
                                                        --------------- --------------- --------------- --------------

Cash flows from financing activities:
     Proceeds from (payments of) revolving debt, net .        (120,100)        (10,863)        119,755        (10,863)
     Proceeds from long-term debt ....................         347,354               -         347,354              -
     Payments of long-term debt ......................         (87,436)              -         (87,436)             -
     Exercise of stock options .......................           1,292             302           1,340            302
     Cash transfer from owner pursuant to merger .....               -          14,528               -         14,528
     Net settlements with owner ......................               -         (10,968)              -        (15,844)
     Other financing activities ......................          (2,883)              -           2,117              -
                                                        --------------  --------------  --------------  -------------
           Net cash provided by (used in) financing
                  activities .........................         138,227          (7,001)        383,130        (11,877)
                                                        --------------  --------------  --------------  -------------

           Net increase in cash and cash
                  equivalents ........................           5,079           2,290          11,624          2,290

Cash and cash equivalents, beginning of period .......           9,870               -           3,325              -
                                                        --------------  --------------  --------------  -------------

Cash and cash equivalents, end of period .............  $       14,949  $        2,290  $       14,949  $       2,290
                                                        ==============  ==============  ==============  =============


          See accompanying notes to consolidated financial statements.

                              Pure Resources, Inc.
                   Notes to Consolidated Financial Statements
                             June 30, 2001 and 2000
                                  (Unaudited)


(1)  Organization, Nature of Operations and Basis of Presentation

         Organization

        Pure Resources, Inc. ("Pure"), a Delaware corporation, was, until May 25, 2000, a wholly-owned subsidiary of Union Oil Company of California ("Union Oil"). Pure was formed in December 1999 in connection with the Agreement and Plan of Merger (the "Merger Agreement") dated December 13, 1999, as amended, by and among Union Oil, Pure, TRH, Inc. and Titan Exploration, Inc. ("Titan").

        The combination of Pure and the Permian Basin business unit is treated as a combination of entities under common control, since Union Oil owned 100% of the Permian Basin business unit prior to the Contribution (defined below) and also owned 100% of the capital stock of Pure immediately subsequent to the Contribution (without giving effect to the merger). Consequently, the accompanying financial statements have given effect to the Contribution as if it were a pooling of interests.

        On May 25, 2000, pursuant to the Merger Agreement, Union Oil contributed its Permian Basin business unit to a subsidiary of Pure in exchange for 32,708,067 shares of Pure common stock and the assumption by Pure of the associated liabilities of the Permian Basin business unit. These transactions are referred to as the "Contribution." Simultaneously with the Contribution, a subsidiary of Pure was merged with and into Titan (see Note 2 for additional information related to the Merger Agreement and the merger). The amounts and results of operations of Pure included in these financial statements reflect the historical amounts and results of operations of the Permian Basin business unit of Union Oil. The effect of the merger is reflected in the results of operations and cash flows since May 31, 2000. The acquisition of Titan, by Pure, was accounted for on the purchase method.

        Nature of Operations

        Pure is an independent energy company. Pure is engaged in the exploration, development and production of oil and natural gas primarily in the Permian Basin of west Texas and southeastern New Mexico, the San Juan Basin areas of New Mexico and Colorado, offshore in the Gulf of Mexico and the Gulf Coast region covering Texas, Louisiana, Arkansas, Mississippi, Alabama and Florida.

        Basis of Presentation

        The accompanying consolidated financial statements, prior to the merger, are presented as a carve-out from the financial statements of Union Oil and reflect the activity related to its Permian Basin business unit during the periods presented. Certain functions were managed centrally and support several business units. Effective January 1, 2000, Union Oil established procedures by which to accumulate actual costs associated only with the Permian Basin business unit. After December 31, 1999, results of operations for Pure include only actual costs that are attributable to Pure. Support costs decreased in the first and second quarter of 2000, as compared to past quarters, as a result of a reduction of support being provided from Union Oil's Sugar Land, Texas and Lafayette, Louisiana offices due to the then pending merger of the Permian Basin business unit with Titan.

         Other

        In the opinion of management, the unaudited consolidated financial statements of Pure as of June 30, 2001 and for the three and six months ended June 30, 2001 and 2000 include all adjustments and accruals, consisting only of normal recurring accrual adjustments, which are necessary for a fair presentation of the results for the interim periods. These interim results are not necessarily indicative of results for a full year.

        Certain information and footnote disclosures normally included in consolidated financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted in this Form

                              Pure Resources, Inc.
                   Notes to Consolidated Financial Statements
                             June 30, 2001 and 2000
                                   (Unaudited)

   10-Q pursuant to the rules and regulations of the Securities and Exchange Commission. These consolidated financial statements should be read in conjunction with the audited financial statements and notes thereto included in Pure's 2000 Annual Report filed on Form 10-K.

         Preparation of the accompanying consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

         Reclassifications

         Certain reclassifications have been made to the 2000 and first quarter of 2001 amounts to conform to the June 30, 2001 presentations.

(2)      Mergers and Acquisitions

         Hallwood Merger

         On March 30, 2001, Pure and Hallwood Energy Corporation ("Hallwood") announced the signing of a definitive merger agreement pursuant to which Pure Resources II, Inc., an indirect wholly-owned subsidiary of Pure, would seek to acquire all the outstanding shares of common stock of Hallwood at a price of $12.50 per share and all the outstanding shares of Series A Cumulative Preferred Stock of Hallwood at a price of $10.84 per share. The all-cash transaction was structured as a first step tender offer followed by a cash merger to acquire all remaining shares of Hallwood.

         On May 8, 2001, Pure accepted for payment approximately 85% of the common stock and 78% of the preferred stock of Hallwood. On May 30, 2001, after completion of a subsequent tender offer period, Pure completed the acquisition of the remaining common and preferred shares through consummation of the cash merger. The results of operations of Hallwood have been included in Pure's since May 1, 2001.

         The preliminary purchase price (the final purchase price and related allocation is not expected to differ materially from the preliminary purchase price and related allocation) is calculated as follows (in thousands):

         Hallwood common and preferred stock ............. $       145,286
         Hallwood stock options and warrants .............           7,603
         Assumed debt (subsequently refinanced) ..........          87,436
         Severance and non-compete payments ..............          17,920
         Estimated acquisition and other costs ...........          13,077
                                                           ---------------

         Purchase price .................................. $       271,322
                                                           ===============

         The acquisition, accounted for on the purchase method, resulted in the following noncash investing activities (in thousands):

         Recorded amount of assets acquired .............. $       359,355
         Assumed debt ....................................         (87,436)
         Deferred income taxes ...........................         (31,013)
         Other assumed liabilities .......................         (99,806)
                                                           ---------------

         Acquisition costs, net of cash acquired           $       141,100
                                                           ===============

                              Pure Resources, Inc.
                   Notes to Consolidated Financial Statements
                             June 30, 2001 and 2000
                                  (Unaudited)


         The other liabilities assumed include approximately (a) $38.6 million of accrued transaction costs related to stock options and warrants, severance and non-compete agreements, investment banking fees and other transaction related costs and (b) $31.2 million of fair value associated with derivative contract obligations. At June 30, 2001, Pure had accrued (a) approximately $21.1 million related to the purchase of common and preferred stock, which was subsequently paid in July 2001, and (b) $12.0 million of remaining transaction costs.

         International Paper Transaction

         On January 31, 2001, Pure acquired oil and gas properties, fee mineral and royalty interests from International Paper Company, and certain general and limited partnership interests, for approximately $261 million, subject to adjustment, for cash (collectively "IP Transaction"). In addition, Pure incurred approximately $5.2 million in transaction costs associated with the IP Transaction. Affiliates of International Paper own an approximate 5% interest in a partnership which holds some of the oil and gas properties involved in this transaction. The transaction was funded under Pure's Credit Agreements. Pure accounted for this transaction on the purchase method and allocated the transaction value as follows:

         Partnership interests (included in oil and gas properties in the balance sheet)....    $      240,707
         Oil and gas properties.............................................................            20,356
                                                                                                --------------

         Cash paid..........................................................................    $      261,063
                                                                                                ==============

         Pure also acquired over 6 million gross (3.2 million net) acres of fee mineral ownership, primarily across the southern Gulf Coast region of the United States (which are included in the above amounts).

         Union Oil Merger and Contribution

         On December 13, 1999, Pure, Union Oil, TRH, Inc. and Titan entered into the Merger Agreement. The Merger Agreement provided that a subsidiary of Pure would merge into Titan and Titan would become a wholly-owned subsidiary of Pure. On May 24, 2000, the Titan stockholders approved the merger and on May 25, 2000 Union Oil and Titan closed the merger. Pure began trading on the New York Stock Exchange under the symbol "PRS" on May 26, 2000.

         Simultaneously with the merger, the Contribution occurred and Union Oil received 32,708,067 shares of Pure common stock. Immediately following the Contribution and the merger, Union Oil owned approximately 65.4% of outstanding Pure common stock. Titan stockholders acquired the remaining 34.6% of Pure's outstanding common stock by exchanging each share of Titan common stock owned for .4302314 ("Exchange Ratio") of a share of Pure common stock.

         The acquisition was made by the issuance of approximately 17.3 million shares of Pure's common stock to the stockholders of Titan. The results of operations of Titan have been included with Pure's since May 31, 2000.

         The acquisition, accounted for on the purchase method, resulted in the following noncash investing activities (in thousands):

         Recorded amount of assets acquired ...................     $   275,614
         Deferred income tax asset ............................          27,031
         Liabilities assumed ..................................        (150,560)
         Common stock issued and stock options issued .........        (151,426)
                                                                    -----------

         Acquisition costs, net of cash acquired ..............     $       659
                                                                    ===========

                              Pure Resources, Inc.
                   Notes to Consolidated Financial Statements
                             June 30, 2001 and 2000
                                   (Unaudited)


         The liabilities assumed primarily include amounts recorded for preacquisition contingencies, debt of Titan of $106.9 million, and a commodity hedge obligation of $19.3 million.

         Pro Forma Results of Operations (Unaudited)

         The following table reflects the pro forma results of operations for the six months ended June 30, 2001 and 2000 as though the Titan merger, the Contribution, the IP Transaction and the Hallwood merger had occurred as of January 1, 2000. The pro forma amounts are not necessarily indicative of the results that may be reported in the future (in thousands, except per share data):

                                                                                   Six months ended June 30,
                                                                                -------------     -------------
                                                                                    2001              2000
                                                                                -------------     -------------
         Revenues ... ..................................................        $     309,142     $    229,158
         Net income.....................................................        $      65,064     $     24,795
         Net income per common share ...................................        $        1.30     $        0.50
         Net income per common share - assuming liabilities.............        $        1.26     $        0.49

 (3)     Debt

         Debt consists of the following (in thousands):

                                                                                    June 30,        December 31,
                                                                                      2001              2000
                                                                                ---------------    -------------
                                                                                  (Unaudited)
         Revolver ......................................................        $       167,756    $      65,000
         364 Revolver ..................................................                 20,000                -
         Working Capital Revolver ......................................                      -            3,000
         7.125% Senior Notes, Due 2011 .................................                350,000                -
         Senior Notes discount .........................................                 (2,629)               -
                                                                                ---------------    -------------

                                                                                $       535,127    $      68,000
                                                                                ===============    =============

         Line of Credit

         In September 2000, Pure entered into two unsecured credit agreements (the "Credit Agreements") with The Chase Manhattan Bank (the "Bank") and First Union National Bank. The Credit Agreements are comprised of (a) a $250 million five-year revolving credit facility ("Revolver"), with current commitments of $235 million, and (b) a $250 million 364-day revolving credit facility ("364 Revolver"), with current commitments of $235 million. All amounts outstanding on the Revolver are due and payable in full on September 29, 2005. All amounts outstanding on the 364 Revolver on September 28, 2001 will be converted to a term loan whose outstanding amounts are due and payable in full on September 29, 2002. A portion of the Revolver is available for the issuance of up to $50 million of letters of credit.

         At Pure's option, borrowings under the Credit Agreements bear interest at either (a) the "Alternative Base Rate" (i.e. the higher of the Bank's prime rate, or the federal funds rate plus .50% per annum), or (b) the Eurodollar rate plus a margin ranging from .80% to .95% per annum for the Revolver and .85% to 1.00% per annum for the 364 Revolver. These margins increase as Pure's debt coverage ratio increases. Participation fees on letters of credit are due quarterly and range from .925% to 1.075% per annum of the outstanding amount of letters of credit. Facility

                              Pure Resources, Inc.
                   NOtes to Consolidated Financial Statements
                             June 30, 2001 and 2000
                                  (Unaudited)

fees are due quarterly on the total of the outstanding commitments under the Credit Agreements and range from .20% to .30% per annum on the Revolver and .15% to .25% per annum for the 364 Revolver.

         The Credit Agreements contain various restrictive covenants and compliance requirements, which include (a) limiting the incurrence of additional indebtedness, (b) restrictions as to merger, sale or transfer of assets and transactions with affiliates without the lenders' consent, (c) limitation on dividends and distributions, (d) other financial covenants and (e) limitation on hedging arrangements.

         Working Capital Revolver

         In October 2000, for purposes of maximizing its daily cash management activity, Pure entered into an unsecured $10 million working capital credit facility (the "Working Capital Revolver") with the Bank. Individual borrowings may be made for up to a three week period. The Working Capital Revolver has no maturity date and is cancelable at anytime by the Bank. The interest rate of each loan under the Working Capital Revolver is determined by agreement between Pure and the Bank. The rate shall not exceed the maximum interest rate permitted under applicable law. Interest rates generally are at the Bank's cost of funds plus 1% per annum.

         7.125% Senior Notes

         In June 2001, Pure issued $350 million in unsecured senior notes which bear interest at 7.125% ("Senior Notes"). The Senior Notes were issued at a discount to their face value which resulted in the Senior Notes having a yield of 7.232%. The Senior Notes pay interest each June 15 and December 15 beginning in December 2001. The maturity date of the Senior Notes is June 15, 2011. Pure has the right to redeem the Senior Notes at any time for an amount equal to the principal plus a make-whole premium.

         The Senior Notes are fully and unconditionally guaranteed, on a joint and several basis, by certain wholly-owned subsidiaries of Pure. Each of the guarantees is an unsecured obligation of the guarantor and ranks pari passu with the guarantees provided by and the obligations of such guarantor subsidiaries under the Credit Agreements and with all existing and future unsecured indebtedness of such guarantor for borrowed money that is not, by its terms, expressly subordinated in right of payment to such guarantee.

         The Senior Notes indenture contains covenants which include limitations on (a) liens, (b) sale/leaseback transactions and (c) mergers and consolidations. Pursuant to a registration rights agreement, Pure is required to file an exchange offer registration statement with respect to an offer to exchange the Senior Notes for a new, registered issue of Senior Notes.

(4)      Accrued Abandonment, Restoration and Environmental Liabilities

         At June 30, 2001 and December 31, 2000, Pure had accrued $15.4 million and $13.2 million, respectively, for the estimated future costs to abandon and remove well equipment and production facilities. The amounts were charged to depreciation, depletion and amortization expense. The total amount chargeable to operations for abandonment (to be predominantly accrued on a unit-of-production basis) is estimated to be approximately $39.8 million and $34.9 million at June 30, 2001 and December 31, 2000, respectively. This estimate is based on abandonment cost studies performed by an independent third party and estimates prepared by Pure.

         Pure's reserve for environmental remediation obligations totaled $1.1 million as of June 30, 2001 and December 31, 2000.

                              Pure Resources, Inc.
                   Notes to Consolidated Financial Statements
                             June 30, 2001 and 2000
                                  (Unaudited)

(5)      Commitments and Contingencies

         General

         Pure is subject to contingent liabilities with respect to existing or potential claims, lawsuits and other proceedings, including those involving environmental, tax and other matters, certain of which are discussed more specifically below. Pure accrues liabilities when it is probable that future costs will be incurred and such costs can be reasonably estimated. Such accruals are based on developments to date and Pure's estimates of the outcomes of these matters and its experience in contesting, litigating and settling other matters. As the scope of the liabilities becomes better defined, there will be changes in the estimates of future costs, which management currently believes will not have a material effect on Pure's results of operations and financial condition or liquidity.

         Environmental matters

         Pure is subject to loss contingencies pursuant to federal, state and local environmental laws and regulations. These include existing and possible future obligations to investigate the effects of the release or disposal of certain petroleum and chemical substances at various sites; to remediate or restore these sites; to compensate others for damage to property and natural resources, for remediation and restoration costs and for personal injuries; and to pay civil penalties and, in some cases, criminal penalties and punitive damages. These obligations relate to sites owned by Pure or others and are associated with past and present operations.

         Liabilities are accrued when it is probable that future costs will be incurred and such costs can be reasonably estimated. However, in many cases, investigations are not yet at a stage where Pure is able to determine whether it is liable or, even if liability is determined to be probable, to quantify the liability or estimate a range of possible exposure. In such cases, the amounts of Pure's liabilities are indeterminate due to the potentially large number of claimants for any given site or exposure, the unknown magnitude of possible contamination, the imprecise and conflicting engineering evaluations and estimates of proper clean-up methods and costs, the unknown timing and extent of the corrective actions that may be required, the uncertainty attendant to the possible award of punitive damages, the recent judicial recognition of new causes of action, or other reasons.

         As discussed in Note 4, Pure had accrued $1.1 million at June 30, 2001 and December 31, 2000 for estimated future environmental assessment and remediation costs at various sites where liabilities for such costs are probable.

         Pure Resources Employment and Severance Agreements

         Under circumstances specified in the employment and/or severance agreements entered into between Pure and its officers, each covered officer has the right to require Pure to purchase shares of Pure common stock that either were received in the Titan merger or exchanged for Titan common stock held by the officer on December 1, 1999 or are obtained by the exercise of any option held by the officer, at a calculated "net asset value" per share (as defined in each officer's employment/severance agreement). The circumstances under which certain officers may exercise this right include the termination of the officer's employment for any reason after three years following the merger, the termination of the officer without cause, a change in control of either Pure or Unocal Corporation ("Unocal") and other events specified in the agreements. The net asset value per share is calculated by reference to each common share's pro rata pre-tax amount of the present value of proved reserves discounted at 10%, as defined, times 110%, less funded debt, as defined. The $144.4 million reflected in the consolidated balance sheet at June 30, 2001, as common stock subject to repurchase is the estimated net asset value, as defined, for each applicable officer's covered shares, and unexercised option shares less the amount of proceeds that would be received upon exercise of the related options. Deferred compensation related to such shares and options is calculated as the difference between the estimated net asset value of the relevant number of Pure shares and the market value of Pure shares held by each covered officer in the case of shares held or the exercise price of shares subject to option. As of June 30, 2001, Pure recorded approximately $93.8 million of deferred compensation, of which it recognized

                              Pure Resources, Inc.
                   Notes to Consolidated Financial Statements
                             June 30, 2001 and 2000
                                  (Unaudited)

amortization expense of approximately $5.8 million and $18.3 million for the three and six months ended June 30, 2001, respectively, and $14.8 million for the year 2000. This arrangement is being treated as a variable plan under Accounting Principles Board Opinion No. 25 "Accounting for Stock Based Compensation." Consequently, the total compensation for both shares held and shares subject to option will be measured at the end of each quarter as the calculated amount of net asset value and the market price of Pure shares change. The total amount determined will be amortized as compensation expense over a three-year period for common stock and the vesting period of the stock options with any changes after three years for common stock and the vesting period of the stock options being expensed in the period of determination.

         Each employment and/or severance agreement will also obligate Pure to make a severance payment ranging from one to three times the officer's salary, including an average bonus, upon the occurrence of specified events such as termination without cause or upon change in control. The aggregate severance amounts potentially payable under these agreements total $4.9 million based on the current salaries of the affected officers.

         Non-Dilution Agreement

Pure and Union Oil entered into a non-dilution agreement that provides Union Oil with the right to maintain its percentage ownership of Pure. If Pure issues capital stock, other than common stock issued under board-approved incentive plans, for cash or credit, Union Oil will have the right to purchase or subscribe for the number or amount of such capital stock equal to its ownership percentage of Pure, up to 65.4%, at the same price at which the capital stock is being issued. Pure must provide Union Oil with notice of an issuance subject to this preemptive right at least 10 days prior to the issuance and, if Union Oil elects to exercise the right, it must do so in such a way as not to delay pricing and closing of the issuance. The preemptive right given by Pure will terminate if unexercised within 10 days after receipt of the notice of the issuance of the capital stock.

         If Pure issues any capital stock in exchange for property other than cash or credit, Union Oil will have the right to purchase from Pure the additional number of shares of capital stock necessary to enable Union Oil to maintain its ownership percentage in Pure, up to 65.4%. Pure must give Union Oil written notice of the issuance not later than 20 days prior to such issuance, and Union Oil will have 30 days from the date of the issuance to elect to exercise its rights by giving written notice to Pure. The cash price per share to be paid by Union Oil for the additional shares of capital stock will be the market trading price per share of Pure's common stock at the time of the issuance or in the case of other capital stock, as determined in good faith by the Pure board of directors.

         Litigation

         Hallwood Petroleum, Inc. has been named as a defendant in a suit styled Lamson Petroleum Corporation v. Hallwood Petroleum, Inc. et al, which was filed May 17, 2001 in the 15/th/ Judicial District Court, Lafayette Parish, Louisiana. Lamson Petroleum Corporation seeks proceeds from the sale of gas and condensate produced and sold from units on 200 acres of land in the parish and a declaratory judgment recognizing its interest in production from the units. We are unable at this time to assess the likelihood of an unfavorable outcome. We believe the suit is without merit and shall vigorously defend against it. In our opinion, the ultimate disposition of this lawsuit, in the event of an unfavorable outcome, should not have a material adverse effect on Pure's financial position or liquidity, but could adversely impact results of operations in a given reporting period unless the matter is resolved prior to May 2002 (end of Hallwood merger allocation period).

         Other matters

         Under the terms of a partnership agreement with affiliates of International Paper (see Note 2 on the International Paper transaction), Pure would be required to make contingent payments to its other partners in the partnership if Pure causes the partnership, prior to January 2008, to dispose of assets, as defined in the partnership agreement, with a fair market value in excess of $25 million. Pure's maximum contingent payment at June 30, 2001 is approximately $75 million. Pure, at the present, does not believe it is probable it will incur any of the contingent

                              Pure Resources, Inc.
                   Notes to Consolidated Financial Statements
                             June 30, 2001 and 2000
                                  (Unaudited)

payment. To the extent Pure incurred all or some of the contingent payment, it would reflect the contingent payment as additional basis in its oil and gas properties.

         Pure also has certain other contingent liabilities with respect to litigation, claims and contractual agreements arising in the ordinary course of business. On the basis of management's best assessment of the ultimate amount and timing of these events, such expenses, or judgments, are not expected to have a material adverse effect on Pure's financial condition or liquidity.

(6)      Earnings per Common Share

         The following table sets forth the computation of basic and diluted earnings per common share (in thousands, except per share amounts):

                                                             Three months ended              Six months ended
                                                                   June 30,                       June 30,
                                                        -----------------------------------------------------------
                                                              2001          2000             2001          2000
                                                        -----------------------------------------------------------
         Numerator:
           Net  income  and  numerator  for basic and
           diluted  net  income  per  common  share -
           income available to common stockholders..... $     25,577   $      17,022   $     58,992   $      30,696
                                                        ------------   -------------   ------------   -------------

         Denominator:
           Denominator   for  basic  net  income  per
           common  share -  weighted  average  common
           shares (a)..................................       50,067          38,410         50,053          35,559

           Effect of dilutive  securities  - employee
           stock options not subject to "put" right....          338              31            305              16

           Dilutive   effect   of   officers'   stock
           options  subject to the "put"  right under
           employment/severance agreements (Note 5)....        1,006              15          1,042               7

           Dilutive  effect of  officers'  individual
           common  stock  held  subject  to the "put"
           right      under      employment/severance
           agreements (Note 5).........................            -             181             99              91
                                                        ------------   -------------   ------------   -------------

           Denominator  for  diluted  net  income per
           common share - adjusted  weighted  average
           common shares and assumed conversions.......       51,411          38,637         51,499          35,673
                                                        ============   =============   ============   =============

           Basic net income per common share........... $       0.51   $        0.44   $       1.18   $        0.86
                                                        ============   =============   ============   =============

           Diluted net income per common share......... $       0.50   $        0.44   $       1.15   $        0.86
                                                        ============   =============   ============   =============

------------

(a) Assumes that the common stock Union Oil received for its contribution of the Permian Basin business unit was issued and outstanding since January 1, 2000.

         Employee stock options to purchase 5,744,104 and 4,947,363 shares of common stock were outstanding at June 30, 2001 and 2000, respectively, but only 3,986,364 and 4,015,500 for the three and six months ended June 30, 2001, respectively, and 4,361,442 for the three and six months ended June 30, 2000 were included in the

                              Pure Resources, Inc.
                   Notes to Consolidated Financial Statements
                             June 30, 2001 and 2000
                                  (Unaudited)

computation of diluted net income per common share due to the average market price of Pure common stock being greater than the option price. The remaining 1,757,740 and 585,921 shares for the three months ended June 30, 2001 and 2000, respectively, and 1,728,604 and 585,921 shares for the six months ended June 30, 2001 and 2000, respectively, were anti-dilutive due to (a) the option price being greater than the average market price of the common stock of Pure or (b) the assumed proceeds under the treasury stock method derived more shares being repurchased than the related options.

(7)      Incentive Plans

         Pure 1999 Incentive Plan

         Pure's board of directors adopted, and Union Oil as sole stockholder of Pure (at that time) approved, the Pure 1999 Incentive Plan. The plan provides that Pure may grant awards of Pure common stock under the Pure 1999 Incentive Plan. The awards under the Pure 1999 Incentive Plan include (a) stock options that do not qualify as incentive stock options under Section 422 of the Internal Revenue Code, (b) stock appreciation rights, or "SARs", (c) cash awards, (d) stock awards and (e) performance awards. These awards, other than cash awards, may be settled in shares of restricted or unrestricted common stock of Pure.

         The number of shares of Pure common stock that may be subject to outstanding awards under the Pure 1999 Incentive Plan at any one time is equal to twelve percent of the total number of outstanding shares of Pure common stock plus outstanding common stock equivalents, as defined in the 1999 Pure Incentive Plan, minus the total number of shares of Pure common stock subject to outstanding awards under any other stock-based plan for employees or directors of Pure. The number of shares authorized under the Pure 1999 Incentive Plan and the number of shares subject to an award under the Pure 1999 Incentive Plan will be adjusted for stock splits, stock dividends, recapitalizations, mergers, and other changes affecting the capital stock of Pure.

         The board of directors of Pure or any committee designated by it will administer the Pure 1999 Incentive Plan. Currently, Pure's Compensation Committee administers the plan and has broad discretion to administer the Pure 1999 Incentive Plan, interpret its provisions and adopt policies for implementing the Pure 1999 Incentive Plan.

         The following table calculates the number of shares or options available to grant under Pure's 1999 Incentive Plan as of June 30, 2001:

         Common stock outstanding ........................................    50,156,089
         Options awarded under the Pure 1999 Incentive Plan ..............     5,277,776
         Assumed options from Titan ......................................       458,011
         Options exercised ...............................................      (153,760)
         Options cancelled/forfeited .....................................      (163,423)
                                                                             -----------
         Common stock equivalents ........................................    55,574,693
                                                                             ===========


         Maximum shares/options allowed under the Pure 1999 Incentive
                  Plan....................................................     6,668,963

         Less:   Outstanding awards under the Pure 1999 Incentive Plan ...    (5,362,228)
              Outstanding options under the Titan Plans ..................      (381,876)
                                                                             -----------

         Shares/options available for future grant .......................       924,859
                                                                             ===========

                              Pure Resources, Inc.
                   Notes to Consolidated Financial Statements
                             June 30, 2001 and 2000
                                  (Unaudited)

(8)      Other Current Liabilities

         The other current liabilities consist of the following (in thousands):

                                               June 30, December 31,
                                                 2001       2000
                                               -------    -------
                                             (Unaudited)

   Accrued oil and gas production expenses..   $41,886   $20,923
   Income taxes payable ....................    14,779     3,298
   Accrued interest payable ................     1,800       904
                                               -------   -------

                                               $58,465   $25,125
                                               =======   =======



(9)      Exploration and Abandonment

         Exploration and abandonment expense consists of the following (in thousands):

                                       Three months ended  Six months ended
                                            June 30,          June 30,
                                        ---------------------------------
                                         2001     2000     2001     2000
                                        ------   ------   ------   ------

   Geological and geophysical staff..   $1,863   $  596   $3,301   $  860
   Exploratory dry hole costs .......    3,662      271    4,043    1,389
   Impaired unproved properties .....      345      423      718      768
   Seismic costs ....................      326        9      926        9
   Other ............................      269       49      818       52
                                        ------   ------   ------   ------

                                        $6,465   $1,348   $9,806   $3,078
                                        ======   ======   ======   ======

                              Pure Resources, Inc.
                   Notes to Consolidated Financial Statements
                             June 30, 2001 and 2000
                                  (Unaudited)

(10)   Comprehensive Income

                                                            Three months ended                  Six months ended
                                                                 June 30,                           June 30,
                                                       ------------------------------     -----------------------------
                                                           2001             2000             2001             2000
                                                       -------------    -------------     ------------    -------------
                                                                               (in thousands)

Net income............................................ $     25,577     $     17,022      $    58,992     $     30,696


Cumulative effect of accounting change
     For SFAS No. 133 adoption (a)....................            -                -         (11,364)                -
Reclassification adjustment for
     settled hedging contracts(b).....................        2,025                -           10,682                -
Changes in fair value of cash.........................
     flow hedges (e)..................................       16,958                -           18,539                -
                                                       ------------     ------------      -----------     ------------

Comprehensive income.................................. $     44,560     $     17,022      $    76,849     $     30,696
                                                       ============     ============      ===========     ============

     (a) Net of tax of:           $        -   $   -    $     6,119     $    -
     (b) Net of tax of:           $   (1,090)  $   -    $    (5,752)    $    -
     (c) Net of tax of:           $   (9,125)  $   -    $   (10,114)    $    -


(11)   Derivative Financial Instruments

         As of January 1, 2001, Pure adopted Statement of Financial Accounting Standards ("SFAS") No. 133, "Accounting for Derivative Instruments and Hedging Activities," as amended by SFAS No. 137 and SFAS No. 138. SFAS No. 133 establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts, and hedging activities. These standards require that all derivative instruments be recorded on the balance sheet at their fair value. Changes in the fair value of derivative instruments which are not designated and qualify as effective hedges or are defined by SFAS No. 133 as being "fair value hedges" are recorded in earnings as the changes occur. For derivatives designated as cash flow hedges, changes in fair value are recognized in accumulated other comprehensive income until the hedged item is recognized in earnings. The effectiveness of hedges are measured at least quarterly based on the relative changes in fair value between the derivative contract and the hedged item over time. Any change in fair value resulting from ineffectiveness of a portion of a derivative contract, as defined by SFAS No. 133, is recognized immediately in earnings. All of Pure's commodity price derivatives are designated as cash flow hedges.

         Adoption of SFAS No. 133, resulted in recording a $17.5 million, ($11.4 million net of tax) decline in fair value to accumulated other comprehensive income. At June 30, 2001, the estimated net amount of the existing gains within accumulated other comprehensive income that are expected to be reclassified into earnings within the next 12 months is approximately $14.1 million, net of tax. For the three months ended June 30, 2001, other income includes approximately $172,000 of gain from changes in fair value of derivatives not qualifying as hedges and approximately $17,000 of loss from the ineffective portion of the cash flow hedges. For the six months ended June 30, 2001, other income includes approximately $981,000 of gain from changes in fair value of derivatives not qualifying as hedges and approximately $375,000 of gain from the ineffective portion of the cash flow hedges.

                              Pure Resources, Inc.
                   Notes to Consolidated Financial Statements
                             June 30, 2001 and 2000
                                  (Unaudited)

         Commodity Derivatives

         Pure may utilize various option and swap contracts and other financial instruments to economically hedge the effect of price changes on future oil and gas production and changes in interest rates related to Pure's debt obligations. The counterparties to Pure's financial instruments may include regulated exchanges, international and domestic financial institutions and other industrial companies. All of the counterparties to Pure's financial instruments must pass certain credit requirements deemed sufficient by management before trading financial instruments with Pure. These counterparties may expose Pure to losses in the event of non-performance. In the opinion of management, the off-balance-sheet risk associated with these instruments is immaterial.

         The following table sets forth the future volumes by year and the range of prices to be received based upon the fixed price of the individual option and swap contracts and other financial instruments outstanding at June 30, 2001:


      Gas related derivatives:                                       2001               2002
                                                                 ----------         ----------
           Collar and swap options:
               Volume (MMBtu) ................................    11,265,500         5,139,870
               Index price per MMBtu (floor-ceiling prices)...  $1.56 - $7.03      $2.08 - $3.95

      Oil related derivatives:
           Collar and swap options:
               Volume (Bbls) .................................    1,063,520            673,000
               Index price per Bbl (floor-ceiling prices).....  $20.91 - $30.68    $24.00 - $28.56


         The index price for the natural gas collars and swaps settles based on either a NYMEX Henry hub, San Juan Basin hub, Rocky Mountain hub or a Gulf Coast hub. The oil collars and swaps settle based on the prices for West Texas Intermediate on NYMEX.

         As a result of the Hallwood merger, Pure marked-to-market as of the merger date all the outstanding financial derivatives held by Hallwood which resulted in a liability of approximately $31.2 million. At June 30, 2001, the above table includes oil and gas derivatives acquired in the Hallwood merger for the remainder of 2001 and 2002 (a) 5,425,500 and 5,139,870 MMBtu's of natural gas at index prices (floor - ceiling) of $1.56 - $4.64 and $2.08 - $3.95 per MMBtu and (b) 143,250 and 73,000 Bbls of oil at index prices (floor - ceiling) of $20.91 - $28.95 and $24.25 - $24.25 per Bbl, respectively.

         As a result of the Titan merger, Pure marked-to-market as of the merger date all the outstanding financial derivatives held by Titan which resulted in a liability of approximately $19.3 million (see Note 2). The deferred commodity hedges amount will be amortized as a non-cash benefit to oil and gas revenues over the remaining term of the hedges as the related production takes place.

         In July 2001, Pure entered into two costless collars totaling 40,000 MMBtu per day of its natural gas for the production months November 2001 to April 2002. The floor price is $3.25 per MMBtu and the ceiling price is $4.07 per MMBtu.

         Interest Rate Derivatives

         At June 30, 2001, Pure has $37.5 million in notional principal of fixed for floating interest rate swaps, which were acquired as part of the Hallwood merger. Pure pays a fixed rate of 5.23% and receives a LIBOR floating rate. The derivative contracts mature in February 2004. These derivative contracts do not qualify as cash

                              Pure Resources, Inc.
                   Notes to Consolidated Financial Statements
                             June 30, 2001 and 2000
                                  (Unaudited)

flow hedges as a result of the mismatch of maturities with Pure's debt instruments and, accordingly, will be marked-to-market each reporting period.

(12)   Related Party Transactions

         In 2001, Pure entered into a Joint Development Agreement ("JDA") to explore a designated prospect area with a group of industry partners, one of which is an officer and director of Pure. The properties associated with the JDA represent assets owned by the industry partners and the officer prior to his employment with Pure and its predecessor entities. The officer has a 6.25% interest in the JDA. The terms of the JDA are comparable to those in the industry and would be reached in an arms-length transaction with a third party. Pure paid such officer approximately $13,500 for reimbursement of prospect costs. Pure is carrying these industry partners, excluding the officer, in the drilling of the first well in the JDA, subject to various other provisions of the JDA.

                              Pure Resources, Inc.
                   Notes to Consolidated Financial Statements
                             June 30, 2001 and 2000
                                  (Unaudited)

(13)   Supplemental Condensed Consolidating Financial Information

         Certain subsidiaries of Pure have fully and unconditionally guaranteed the Senior Notes. The following tables present the condensed consolidating financial information for each of the six months ended June 30, 2001 and June 30, 2000 for (a) Pure (Parent), (b) Guarantor subsidiaries and (c) Non-guarantor subsidiaries. The financial information for the periods prior to May 31, 2000 are those of Union Oil's Permian Basin business unit whose assets were ultimately merged into a subsidiary of Pure that is a guarantor of the Senior Notes. Virtually all of Pure's operations are conducted by Pure's subsidiaries.


Condensed Consolidated Statement of Operations
For the six months ended June 30, 2001
(in thousands)


                                                                                     Non-
                                                      Pure         Guarantor      Guarantor
                                                    (Parent)      Subsidiaries   Subsidiaries    Eliminations  Consolidated
                                                    --------      ------------   ------------    ------------  ------------
Revenues:
  Oil and gas sales ...........................    $      --      $ 217,227      $  42,550        $      --      $ 259,777
  Other operating revenues ....................           --            449             --               --            449
                                                   ---------      ---------      ---------        ---------      ---------
     Total revenues ...........................           --        217,676         42,550               --        260,226
                                                   ---------      ---------      ---------        ---------      ---------

Expenses:
  Operating and other expenses ................          865         62,672          7,951               --         71,488
  Amortization of deferred
     compensation .............................       18,685             --             --               --         18,685
  Exploration and abandonments ................           --          9,809             (3)              --          9,806
  Depreciation, depletion and
     amortization .............................          253         40,693         20,095               --         61,041
                                                   ---------      ---------      ---------        ---------      ---------
       Total expenses .........................       19,803        113,174         28,043               --        161,020
                                                   ---------      ---------      ---------        ---------      ---------
       Operating income (loss) ................      (19,803)       104,502         14,507               --         99,206

Other income (expense):
  Equity in earnings of subsidiaries ..........       89,550         21,631             --         (111,181)            --
  Interest expense ............................      (10,660)          (376)            --               --        (11,036)
  Other .......................................          182          1,459          7,129           (7,019)         1,751
                                                   ---------      ---------      ---------        ---------      ---------
       Income before income taxes
         and minority interest ................       59,269        127,216         21,636         (118,200)        89,921
Income tax benefit (expense) ..................        6,389        (36,954)            (5)              --        (30,570)
Minority interest .............................           --           (712)            --              353           (359)
                                                   ---------      ---------      ---------        ---------      ---------
       Net income .............................    $  65,658      $  89,550      $  21,631        $(117,847)     $  58,992
                                                   =========      =========      =========        =========      =========

                              Pure Resources, Inc.
                   Notes to Consolidated Financial Statements
                             June 30, 2001 and 2000
                                  (Unaudited)

Condensed Consolidated Statement of Operations
For the six months ended June 30, 2000
(in thousands)

                                                                                  Non-
                                                      Pure       Guarantor     Guarantor
                                                    (Parent)   Subsidiaries  Subsidiaries   Eliminations   Consolidated
                                                    --------   ------------  ------------   ------------   ------------
Revenues:
  Oil and gas sales ...........................     $     --      $ 98,121      $     --      $     --       $ 98,121
  Other operating revenues ....................           --         1,250            --            --          1,250
                                                    --------      --------      --------      --------       --------
     Total revenues ...........................           --        99,371            --            --         99,371
                                                    --------      --------      --------      --------       --------

Expenses:
  Operating and other expenses ................          146        28,468             1            --         28,615
  Amortization of deferred
     compensation .............................        1,027            --            --            --          1,027
  Exploration and abandonments ................           --         3,078            --            --          3,078
  Depreciation, depletion and
     amortization .............................           --        17,350            --            --         17,350
                                                    --------      --------      --------      --------       --------
       Total expenses .........................        1,173        48,896             1            --         50,070
                                                    --------      --------      --------      --------       --------
       Operating income (loss) ................       (1,173)       50,475            (1)           --         49,301

Other income (expense):
  Equity in earnings of subsidiaries ..........       31,646            (1)           --       (31,645)            --
  Interest expense ............................           --          (661)           --            --           (661)
  Other .......................................         (287)       (1,127)           --            --         (1,414)
                                                    --------      --------      --------      --------       --------
       Income (loss) before income taxes ......       30,186        48,686            (1)      (31,645)        47,226
Income tax benefit (expense) ..................          510       (17,040)           --            --        (16,530)
                                                    --------      --------      --------      --------       --------
       Net income (loss) ......................     $ 30,696      $ 31,646      $     (1)     $(31,645)      $ 30,696
                                                    ========      ========      ========      ========       ========

                              Pure Resources, Inc.
                   Notes to Consolidated Financial Statements
                             June 30, 2001 and 2000
                                  (Unaudited)



Condensed Consolidated Balance Sheet
June 30, 2001
(in thousands)

                                                                         Non-
                                           Pure        Guarantor        Guarantor
                                         (Parent)    Subsidiaries     Subsidiaries     Eliminations   Consolidated
                                       ------------  ------------     ------------     ------------   ------------
Assets
  Current assets:
     Cash and cash equivalents ...      $     4,906   $     4,311    $     5,732       $        --    $    14,949
     Accounts receivable .........               --        50,638         19,582                --         70,220
     Other current assets ........              294         5,045             15                --          5,354
                                        -----------   -----------    -----------       -----------    -----------
       Total current assets ......            5,200        59,994         25,329                --         90,523
                                        -----------   -----------    -----------       -----------    -----------

  Properties, net ................               --     1,017,934        228,346                --      1,246,280
  Investment in subsidiaries .....          502,794     1,963,580         39,428        (2,505,802)            --
  Deferred compensation ..........           60,704            --             --                --         60,704
  Other assets ...................          494,672      (530,824)       288,807          (240,707)        11,948
                                        -----------   -----------    -----------       -----------    -----------
       Total assets ..............      $ 1,063,370   $ 2,510,684    $   581,910       $(2,746,509)   $ 1,409,455
                                        ===========   ===========    ===========       ===========    ===========

Liabilities and equity
  Current liabilities:
     Accounts payable ............      $     1,488   $    62,016    $     6,837       $        --    $    70,341
     Other current liabilities ...           16,635        35,274          6,556                --         58,465
                                        -----------   -----------    -----------       -----------    -----------
       Total current liabilities             18,123        97,290         13,393                --        128,806
                                        -----------   -----------    -----------       -----------    -----------

  Long-term debt .................          535,127            --             --                --        535,127
  Accrued abandonment, restoration
  and environmental liabilities ..               --        15,943            600                --         16,543
  Deferred income taxes ..........           10,164        93,634         (7,828)               --         95,970
  Other liabilities ..............               --        19,868             87                --         19,955
  Common stock subject to
     repurchase ..................          144,442            --             --                --        144,442
  Minority interest ..............             --             712             --             5,000          5,712
  Equity .........................          355,514     2,283,237        575,658        (2,751,509)       462,900
                                        -----------   -----------    -----------       -----------    -----------
       Total liabilities and
           equity ................      $ 1,063,370   $ 2,510,684    $   581,910       $(2,746,509)   $ 1,409,455
                                        ===========   ===========    ===========       ===========    ===========

                              Pure Resources, Inc.
                   Notes to Consolidated Financial Statements
                             June 30, 2001 and 2000
                                  (Unaudited)



Condensed Consolidated Balance Sheet
December 31, 2000
(in thousands)


                                                                                    Non-
                                                     Pure          Guarantor     Guarantor
                                                   (Parent)      Subsidiaries   Subsidiaries      Eliminations    Consolidated
                                                   --------      ------------   ------------      ------------    ------------

Assets
  Current assets:
     Cash and cash equivalents ...........   $         (4)   $      3,329     $          -      $         -     $       3,325
     Accounts receivable .................              -          48,457               (6)               -            48,451
     Other current assets ................            262             606               15                -               883
                                             ------------    ------------     ------------     ------------     -------------
       Total current assets ..............            258          52,392                9                -            52,659
                                             ------------    ------------     ------------     ------------     -------------

  Properties, net ........................              -         590,869                -                -           590,869
  Investment in subsidiaries .............        497,927          58,316                -         (556,243)                -
  Deferred compensation ..................         63,903               -                -                -            63,903
  Other assets ...........................         55,938          10,283           39,528          (94,065)           11,684
                                             ------------    ------------     ------------     ------------     -------------
       Total assets ......................   $    618,026    $    711,860     $     39,537     $   (650,308)    $     719,115
                                             ============    ============     ============     ============     =============

Liabilities and equity
  Current liabilities:
     Accounts payable ....................   $        804    $     17,245     $        179     $          -     $      18,228
     Other current liabilities ...........          4,389          27,404              113                -            31,906
                                             ------------    ------------     ------------     --------------   -------------
       Total current liabilities .........          5,193          44,649              292                -            50,134
                                             ------------    ------------     ------------     --------------   -------------
  Long-term debt .........................         65,000           3,000                -                -            68,000
  Accrued abandonment, restoration
     and environmental liabilities .......              -          14,331                -                -            14,331
  Deferred income taxes ..................          4,325          53,901           (2,770)               -            55,456
  Other liabilities ......................              -         107,135            4,721          (94,065)           17,791
  Common stock subject to repurchase .....        135,617               -                -                -           135,617
  Equity .................................        407,891         488,844           37,294         (556,243)          377,786
                                             ------------    ------------     ------------     ------------     -------------
       Total liabilities and equity ......   $    618,026    $    711,860     $     39,537     $   (650,308)    $     719,115
                                            ============    ============     ============     ============     =============




Condensed Consolidated Statement of Cash Flows
For the six months ended June 30, 2001
(in thousands)



                                                                                             Non-
                                                              Pure         Guarantor       Guarantor
                                                            (Parent)      Subsidiaries    Subsidiaries  Elimination    Consolidated
                                                            --------      ------------    ------------  -----------    ------------
Cash flows from operating activities ...............      $(373,220)      $ 522,821       $  12,865       $      --       $ 162,466

Cash flows from investing activities:

  Capital expenditures and acquisitions ............             --        (288,096)       (247,840)             --        (535,936)
  Proceeds from sale of assets .....................             --           1,964              --              --           1,964
  Other ............................................             --        (240,707)             --         240,707              --
                                                          ---------        --------        --------        --------        --------
       Net cash used in investing
activities .........................................             --        (526,839)       (247,840)        240,707        (533,972)
                                                          ---------        --------        --------        --------        --------

Cash flow from financing activities:

  Change in debt ...................................        379,673              --              --              --         379,673
  Other ............................................         (1,543)          5,000         240,707        (240,707)          3,457
                                                          ---------       ---------       ---------       ---------       ---------
       Net cash provided by (used in)
         financing activities ......................        378,130           5,000         240,707        (240,707)        383,130
                                                          ---------       ---------       ---------       ---------       ---------

Increase (decrease) in cash and cash
  equivalent .......................................          4,910             982           5,732              --          11,624

Cash and cash equivalents, beginning of
  period ...........................................             (4)          3,329              --              --           3,325
                                                          ---------       ---------       ---------       ---------       ---------

Cash and cash equivalents, end of
  period ...........................................      $   4,906       $   4,311       $   5,732       $      --       $  14,949
                                                          =========       =========       =========       =========       =========


                              Pure Resources, Inc.
                   Notes to Consolidated Financial Statements
                             June 30, 2001 and 2000
                                  (Unaudited)



Condensed Consolidated Statement of Cash Flows
For the six months ended June 30, 2000
(in thousands)



                                                                                           Non-
                                                            Pure         Guarantor       Guarantor
                                                          (Parent)      Subsidiaries    Subsidiaries  Eliminations      Consolidated
                                                          --------      ------------    ------------  ------------      ------------
Cash flows from operating activities ............      $      --        $ 46,745       $       --        $       --        $ 46,745

Cash flows from investing activities:

  Capital expenditures and acquisitions .........             --         (36,643)              --                --         (36,643)
  Proceeds from sale of assets ..................             --           1,250               --                --           1,250
  Other .........................................             --           2,815               --                --           2,815
                                                       ---------        --------       ----------        ----------        --------
       Net cash used in investing
activities ......................................             --         (32,578)              --                --         (32,578)
                                                       ---------        --------       ----------        ----------        --------

Cash flow from financing activities:

  Change in debt ................................             --         (10,863)              --                --         (10,863)
  Other .........................................             --          (1,014)              --                --          (1,014)
                                                       ---------        --------       ----------        ----------        --------
       Net cash provided by (used in)
         financing activities ...................             --         (11,877)              --                --         (11,877)
                                                       ---------        --------       ----------        ----------        --------

Increase (decrease) in cash and cash
  equivalent ....................................             --           2,290               --                --           2,290

Cash and cash equivalents, beginning of
  period ........................................             --            --                 --                --            --
                                                       ---------        --------       ----------        ----------        --------

Cash and cash equivalents, end of
  period ........................................      $      --        $  2,290       $       --        $       --        $  2,290
                                                       =========        ========       ==========        ==========        ========


                         Pro Forma Financial Information
                             of Pure Resources, Inc.

              UNAUDITED PRO FORMA COMBINED STATEMENTS OF OPERATIONS
              -----------------------------------------------------
                              PURE RESOURCES, INC.
                              -------------------

         The unaudited pro forma combined statements of operations were prepared to assist in the analysis of the financial effects of (i) the merger of Titan Exploration, Inc. ("Titan") with a subsidiary of Pure Resources, Inc. ("Pure Resources"), (ii) the acquisition of oil and gas properties and fee mineral and royalty interests from International Paper Company and affiliates ("IP Petroleum") and certain general and limited partnership interests (collectively, the "IP Petroleum Transaction"), and (iii) the merger of an indirect, wholly-owned subsidiary of Pure Resources with Hallwood Energy Corporation ("Hallwood").

         In May 2000, pursuant to the terms of the merger agreement, Union Oil Company of California ("Union Oil") contributed the assets and liabilities of its Permian Basin business unit, which was an operating unit of Union Oil, to a newly-formed subsidiary, Pure Resources, in exchange for common stock of Pure Resources (the "Contribution"). Pure Resources' wholly-owned subsidiary, TRH, Inc., merged with and into Titan and the Titan stockholders received approximately 34.6% of Pure Resources' common stock in exchange for the outstanding Titan shares (the "Titan Merger"). Consequently, Pure Resources accounted for the transaction as a purchase of Titan.

         On January 31, 2001, under the terms of the agreements with IP Petroleum, Pure Resources acquired for cash certain oil and gas properties, fee mineral and royalty interests and certain general and limited partnerships interests. The purchase price was approximately $261 million ($300 million subject to adjustments), plus approximately $5 million in transaction costs. The IP Petroleum Transaction has been accounted for as a purchase by Pure Resources.

         On March 30, 2001, Pure Resources announced that it had signed a definitive merger agreement with Hallwood Energy Corporation, a public oil and gas company. The merger agreement provided that our indirect, wholly-owned subsidiary would acquire all the outstanding shares of common stock of Hallwood at a price of $12.50 per share and all the outstanding shares of Series A Cumulative Preferred Stock of Hallwood at a price of $10.84 per share. On May 30, 2001, the cash merger (the "Hallwood Merger") was completed and Hallwood became an indirect, wholly-owned subsidiary of Pure Resources. The Hallwood Merger will be accounted for as a purchase by Pure Resources. The total consideration for the transaction is estimated to be approximately $271 million, including assumed debt and other obligations relating to the closing of the transaction.

         The unaudited pro forma combined statements of operations have been prepared as if the Titan Merger, the IP Petroleum Transaction and the Hallwood Merger had taken place on January 1, 2000.

         The unaudited pro forma combined statements of operations and related notes are presented for illustrative purposes only. If the Titan Merger, the IP Petroleum Transaction and the Hallwood Merger had occurred in the past, Pure Resources' financial position or operating results might have been different from those presented in the unaudited pro forma information. The unaudited pro forma information should not be relied upon as an indication of the financial position or operating results that Pure Resources would have achieved if the Titan Merger, the IP Petroleum Transaction and the Hallwood Merger had taken place at the dates specified. You should also not rely on the unaudited pro forma information as an indication of the future results that Pure Resources will achieve after the Titan Merger, the IP Petroleum Transaction and the Hallwood Merger. In addition, future results may vary significantly from the results reflected in the accompanying unaudited pro forma combined financial statements because of normal production declines, changes in product prices, future acquisitions and divestitures and other factors.

         The following unaudited pro forma combined statements of operations and related notes should be read in conjunction with (i) the consolidated financial statements and related notes of Pure Resources filed by us with the SEC in our 2000 Annual Report on Form 10-K and in our June 30, 2001 Quarterly Report on Form 10-Q, (ii) the statements of revenues and direct operating expenses for the IP Petroleum Transaction, which we have filed on a Current Report on Form 8-K, as amended, with the SEC, and (iii) the consolidated financial statements and related notes of Hallwood Energy Corporation filed by Hallwood with the SEC in Hallwood's 2000 Annual Report on Form 10-K and in Hallwood's March 31, 2001 Quarterly Report on Form 10-Q.

                              Pure Resources, Inc.
              Unaudited Pro Forma Combined Statement of Operations
                         Six Months Ended June 30, 2001
                      (in thousands, except per share data)

                                                                                                                   Pure
                                                                        IP                                       Resources
                                                          Pure       Petroleum                                   Pro Forma
                                                        Resources   Transaction     Hallwood    Adjustments      Combined
                                                        ---------   -----------     --------    -----------      --------
Revenues:
     Gas sales ....................................    $  164,145   $    14,517    $  23,650                     $  202,311
     Oil sales ....................................        95,632         2,278        5,132                        103,042
     Other operating revenues .....................             -           869        3,340            (44) (a)
                                                                                                       (825) (b)      3,340
     Gain on sale of assets .......................           449             -            -                            449
                                                       ----------   -----------    ---------                     ----------
         Total revenues ...........................       260,226        17,664       32,122                        309,142
                                                       ----------   -----------    ---------                     ----------

Expenses:
     Oil and gas production .......................        37,822         1,002        6,107                         44,931
     Production and other taxes ...................        18,710           706        2,773                         22,189
     General and administrative ...................        14,956             -        3,302            (44) (a)     19,015
                                                                                                        801  (c)
     Amortization of deferred compensation ........        18,685             -            -         (2,851) (d)     15,834
     Exploration and abandonment ..................         9,806             -            -          1,839  (c)     11,644
     Depletion, depreciation and amortization .....        61,041             -        6,731          9,155  (f)     76,927
                                                       ----------   -----------    ---------                     ----------

         Total expenses ...........................       161,020         1,708       18,913                        190,540
                                                       ----------   -----------    ---------                     ----------

         Operating income .........................        99,206        15,956       13,209                        118,602
                                                       ----------   -----------    ---------                     ----------

Other income (expense):
     Interest income ..............................           471             -          200                            671
     Interest expense .............................       (11,036)            -       (2,301)        (5,670) (g)    (19,007)
     Other ........................................         1,280             -         (554)                           726
                                                       ----------   -----------    ---------                     ----------

     Income before income taxes ...................        89,921        15,956       10,554                        100,992

Income tax (expense) benefit ......................       (30,570)            -         (365)        (4,412) (h)    (35,347)

Minority interest .................................          (359)            -            -           (222) (i)       (581)
                                                       ----------   -----------    ---------                     ----------

Net income ........................................        58,992        15,956       10,189                         65,064

Preferred dividends ...............................             -             -         (754)           754  (j)          -
                                                       ----------   -----------    ---------                     ----------

Net income attributable to common
     shareholders .................................    $   58,992   $    15,956    $   9,435                     $   65,064
                                                       ==========   ===========    =========                     ==========

Net income per share ..............................                                                              $     1.30
                                                                                                                 ==========

Net income per share - assuming dilution ..........                                                              $     1.26
                                                                                                                 ==========

Weighted average common shares outstanding -
    basic .........................................                                                              $   50,053
                                                                                                                 ==========

Weighted average common shares outstanding -
    fully diluted .................................                                                              $   51,498
                                                                                                                 ==========

See accompanying notes to unaudited pro forma combined statements of operations.

                              Pure Resources, Inc.
              Unaudited Pro Forma Combined Statement of Operations
                          Year Ended December 31, 2000
                      (in thousands, except per share data)

                                                                                                                       Pure
                                                                            IP                                       Resources
                                                 Pure                    Petroleum                                   Pro Forma
                                              Resources      Titan      Transaction  Hallwood   Adjustments          Combined
                                              ---------      -----      -----------  --------   -----------          --------
Revenues:
     Gas sales ............................   $ 133,484    $  19,333    $    88,591  $  59,627                       $ 301,035
     Oil sales ............................     153,128       18,847         29,886     16,124                         217,985
     Other operating revenues .............         217            -          3,595      7,009         (530) (a)         7,331
                                                                                                     (2,960) (b)

     Gain on sale of assets ...............       1,336            5              -          -                           1,341
                                              ---------    ---------    -----------  ---------                       ---------
         Total revenues ...................     288,165       38,185        122,072     82,760                         527,692
                                              ---------    ---------    -----------  ---------                       ---------

Expenses:
     Oil and gas production ...............      48,349        8,160          9,045     16,228                          81,782
     Production and other taxes ...........      22,141        2,916          5,094      5,216                          35,367
     General and administrative ...........      12,281        4,670              -     12,176         (530) (a)        32,426
                                                                                                      3,829  (c)
     Amortization of deferred
         compensation .....................      15,386            -              -          -       21,769  (d)        37,435
                                                                                                        280  (e)
     Exploration and abandonment ..........      19,896        3,357              -          -        9,373  (c)        32,626
     Depletion, depreciation and
         amortization .....................      45,426        7,683              -     23,849       54,774  (f)       131,732
                                              ---------    ---------    -----------  ---------                       ---------
         Total expenses ...................     163,479       26,786         14,139     57,469                         351,368
                                              ---------    ---------    -----------  ---------                       ---------
         Operating income .................     124,686       11,399        107,933     25,291                         176,324
                                              ---------    ---------    -----------  ---------                       ---------
Other income (expense):
     Interest income ......................         455          238                       520                           1,213
     Interest expense .....................      (4,396)      (3,049)        (8,598)                (29,517) (g)       (45,560)
     Other ................................      (2,910)        (295)             -          -        2,493  (k)          (712)
                                              ---------    ---------    -----------  ---------                       ---------
         Income before income taxes .......     117,835        8,293        107,933     17,213                         131,265
Income tax (expense) benefit ..............     (34,975)      (2,903)             -        837       (8,903) (h)       (45,944)
Minority interest .........................           -            -              -       (127)      (1,476) (i)        (1,603)
                                              ---------    ---------    -----------  ---------                       ---------
         Net income .......................      82,860        5,390        107,933     17,923                          83,718
Preferred dividends .......................           -            -              -     (2,271)       2,271  (j)             -
                                              ---------    ---------    -----------  ---------                       ---------
Net income attributable to common
     stockholders .........................   $  82,860    $   5,390    $   107,933  $  15,652                       $  83,718
                                              =========    =========    ===========  =========                       =========

Net income per share ......................                                                                          $    1.67
                                                                                                                     =========

Net income per share - assuming dilution ..                                                                          $    1.57
                                                                                                                     =========

Weighted average common shares
     outstanding - basic ..................                                                                          $  50,016
                                                                                                                     =========

Weighted average common shares
     outstanding - fully diluted ..........                                                                          $  53,462
                                                                                                                     =========

      See accompanying notes to unaudited pro forma combined statements of operations.

                               PURE RESOURCES INC.

         NOTES TO UNAUDITED PRO FORMA COMBINED STATEMENTS OF OPERATIONS

                           June and December 31, 2000

Note 1.  Basis of Presentation

     The unaudited pro forma combined statements of operations have been prepared to reflect (i) the merger of Titan Exploration, Inc. ("Titan") with a subsidiary of Pure Resources, Inc. ("Pure Resources"), which was a wholly-owned subsidiary of Union Oil Company of California ("Union Oil") prior to the transaction, (ii) the acquisition of oil and gas properties and fee mineral and royalty interests and from International Paper Company and its affiliates ("IP Petroleum") and certain general and limited partnership interests (collectively, the "IP Petroleum Transaction") and (iii) the merger of an indirect, wholly-owned subsidiary of Pure Resources with Hallwood Energy Corporation ("Hallwood").

     In May 2000, pursuant to the terms of a merger agreement, Union Oil contributed the assets and liabilities of its Permian Basin business unit to a newly-formed subsidiary, Pure Resources, in exchange for common stock of Pure Resources. Pure Resources' wholly-owned subsidiary, TRH, Inc., merged with and into Titan with Titan stockholders receiving 34.6% of Pure Resources' common stock in exchange for the outstanding Titan shares. Consequently, Pure Resources accounted for the transaction as a purchase of Titan.

     On January 31, 2001, pursuant to the terms of agreements with IP Petroleum, Pure Resources acquired for cash certain oil and gas properties, fee mineral and royalty interests and certain general and limited partnerships interests. The purchase price was approximately $261 million ($300 million subject to adjustments). The IP Petroleum Transaction will be accounted for as a purchase.

     On March 30, 2001, Pure Resources announced that it had signed a definitive merger agreement with Hallwood Energy Corporation, a public oil and gas company. The merger agreement provided that our indirect, wholly-owned subsidiary would acquire all the outstanding shares of common stock of Hallwood at a price of $12.50 per share and all the outstanding shares of Series A Cumulative Preferred Stock of Hallwood at a price of $10.84 per share. On May 30, 2001, the cash merger (the "Hallwood Merger") was completed and Hallwood became an indirect, wholly-owned subsidiary of Pure Resources. The Hallwood Merger will be accounted for as a purchase by Pure Resources. The total consideration for the transaction is estimated to be approximately $268 million, including assumed debt and other obligations relating to the closing of the transaction.

     The unaudited pro forma combined statements of operations have been prepared as if the Titan Merger, the IP Petroleum Transaction and the Hallwood Merger had taken place on January 1, 2000.

     Following is a description of the individual columns included in these unaudited pro forma combined financial statements:

     Pure Resources. Represents the consolidated results of operations for the six-months ended June 30, 2001 and the year ended December 31, 2000 of Pure Resources.

     Titan. Represents the consolidated results of operations for the five-months ended May 31, 2000 of Titan.

     IP Petroleum Transaction. Represents the revenues and direct operating expenses for the one-month ended January 31, 2001 and the year ended December 31, 2000 for the IP Petroleum Transaction.

     Hallwood. Represents the consolidated results of operations for the four months ended April 30, 2001 and the year ended December 31, 2000 of Hallwood.

                               PURE RESOURCES INC.

                       June 30, 2001 and December 31, 2000

Note 2.  Pro Forma Entries

(a) To reclassify the COPAS overhead recovery from the IP Petroleum assets for consistent presentation with Pure Resources.

(b) To reverse lease bonus income from the mineral fee and royalty interests of IP Petroleum for proper accounting treatment under the successful efforts method of accounting for oil and gas properties.

(c) To record general and administrative and exploration and abandonment costs capitalized by Hallwood that are required to be expensed in accordance with the successful efforts method of accounting for oil and gas properties.

(d) To adjust amortization of deferred compensation associated with the agreements between Pure Resources and its officers (see Note 5 for additional information) in (a) 2000 (i) to record approximately $10.5 million of additional deferred compensation for the five-months ended May 31, 2000 assuming the Titan Merger occurred on January 1, 2000, (ii) to record approximately $2.9 million of additional deferred compensation for the IP Petroleum Transaction assuming it occurred on January 1, 2000 and
     (iii) to record approximately $8.3 million of additional deferred compensation for the Hallwood Merger assuming it occurred on January 1, 2000 and (b) 2001 to reflect the effects of the Hallwood Merger as if it occurred on January 1, 2000. The deferred compensation is amortized over a three-to-four year period.

(e) To record deferred compensation on stock options issued to certain Pure Resources employees in which the option prices are less than the stock price on the grant date (assumed to be January 1, 2000 for pro forma purposes). The associated deferred compensation is amortized over the four-year vesting period.

(f) To adjust depletion and depreciation expense, in accordance with the successful efforts method of accounting for oil and gas properties, (a) associated with the allocated purchase price of Titan's property and equipment for the five months ended May 31, 2000 by a reduction of approximately $91,000, (b) associated with the allocated transaction value related to the IP Petroleum Transaction by an increase of approximately $5.3 million for the one month ended January 31, 2001 and approximately $48.7 million for 2000 and (c) associated with the allocated purchase price related to the Hallwood Merger by an increase of approximately $3.9 million in 2001 and approximately $6.1 million in 2000.

(g) To adjust interest expense for (a) the incurrence of additional long-term debt (approximately $185 million), in excess of the assumed debt, related to the Hallwood Merger, which increased interest expense by approximately $4.0 million in 2001 and $11.3 million in 2000, (b) the incurrence of long-term debt to fund the IP Petroleum Transaction (approximately $232 million), which increased interest by approximately $1.6 million for the one month ended January 31, 2001 and $18.0 million in 2000, (c) the incurrence of long-term debt to fund the payments of the severance agreements and transaction costs (approximately $10 million) as a result of the Titan Merger, which increased interest expense by approximately $300,000 for the five months ended May 31, 2000 and (d) the application of proceeds received from the application of certain officers severance payments, as a result of the Titan Merger, against outstanding indebtedness to Titan, which decreased interest expense by approximately $100,000 for the five months ended May 31, 2000. The weighted average interest rate was 7.00% and 7.75% in 2001 and 2000, respectively.

(h)  To adjust income tax expense.

(i) To record the minority interest associated with IP Petroleum's maintained ownership interest in the partnership interests acquired in the IP Petroleum Transaction.

(j)  To reverse the preferred dividends as a result of the Hallwood Merger.

                              PURE RESOURCES INC.

                      June 30, 2001 and December 31, 2000



(k) To reverse merger related costs expensed by Pure Resources associated with the Titan Merger.

Note 3. Income Taxes

        Pure Resources accounts for income taxes as provided in Statement of Financial Accounting Standards No. 109 "Accounting for Income Taxes."

Note 4. Unaudited Supplemental Oil and Gas Reserve Information

        The following unaudited pro forma combined supplemental information regarding the oil and gas activities of Pure Resources is presented pursuant to the disclosure requirements promulgated by the Securities and Exchange Commission and Statement of Financial Accounting Standards No. 69, "Disclosures About Oil and Gas Producing Activities." The pro forma combined reserve information is presented as if the Titan Merger, the IP Petroleum Transaction and the Hallwood Merger had occurred on January 1, 2000.

        Management emphasizes that reserves estimates are inherently imprecise and subject to revision and that estimates of new discoveries are more imprecise than those of producing oil and gas properties. Accordingly, the estimates are expected to change as future information becomes available; such changes could be significant.

        Quantities of oil and gas reserves

        Set forth below is an unaudited pro forma summary of the changes in the net quantities of oil and condensate and natural gas reserves for the year ended December 31, 2000:

                                                                                       Oil and          Natural
                                                                                      Condensate          Gas
                                                                                        (Mbbls)          (Mmcf)
                                                                                      ----------        --------
Total Proved Reserves:
     Balance, January 1, 2000 ..............................................             89,447          843,780
     Revisions of previous estimates .......................................              4,946           48,212
     Purchase of minerals-in-place .........................................              4,566           28,127
     Sales of minerals-in-place ............................................             (5,780)         (13,078)
     Extensions and discoveries ............................................              4,075          132,550
     Production ............................................................             (7,865)         (90,082)
                                                                                       --------         --------

     Balance, December 31, 2000 ............................................             89,389          949,509
                                                                                       ========         ========

Proved Developed Reserves:
     January 1, 2000 .......................................................             76,669          702,521
     December 31, 2000 .....................................................             77,175          726,093


        Standardized measure of discounted future net cash flows

        The unaudited pro forma combined standardized measure of discounted future net cash flows is computed by applying year-end prices of oil and gas (with consideration of price changes only to the extend provided by contractual arrangements) to the estimated future production of oil and gas reserves less estimated future expenditures (based on year-end costs) to be incurred in producing and developing the reserves. Future income

                              PURE RESOURCES INC.

                      June 30, 2001 and December 31, 2000



taxes are calculated by comparing discounted future cash flows to the tax basis of oil and gas properties, plus available carry-forwards and credits, applying the current tax rate to the difference.

                                                                                          December 31,
                                                                                              2000
                                                                                         --------------
                                                                                         (in thousands)
                                                                                         --------------
 Future:
     Cash inflows ..............................................................          $ 10,515,190
     Production costs ..........................................................            (2,472,374)
     Development costs .........................................................              (226,643)
     Future income taxes .......................................................            (2,272,538)
                                                                                          ------------
         Future net cash flows .................................................             5,543,635
 10% annual discount for estimated timing of cash flows ........................            (2,632,518)
                                                                                          ------------
 Standardized measure of discounted net cash flows .............................          $  2,911,117
                                                                                          ============

        Changes relating to the standardized measure of discounted future net cash flows

        The principal sources of the change in the unaudited pro forma combined standardized measure of discounted future net cash flows for the year ended December 31, 2000 are as follows (in thousands):

 Standardized measure, beginning of year .......................................          $ 1,075,124
 Extensions and discoveries less related costs .................................              582,194
 Changes in estimated future development costs .................................             (102,635)
 Revisions of previous quantity estimates ......................................              214,309
 Net change in income taxes ....................................................             (944,920)
 Net change in prices and production costs .....................................            2,438,110
 Sales, net of production costs ................................................             (402,458)
 Accretion of discount .........................................................              107,490
 Purchases of minerals-in-place ................................................              113,137
 Sales of minerals-in-place ....................................................             (134,422)
 Other .........................................................................              (34,812)
                                                                                          -----------
 Standardized measure, end of year .............................................          $ 2,911,117
                                                                                          ===========

                              PURE RESOURCES INC.

                      June 30, 2001 and December 31, 2000



Note 5. Employment and Severance Agreements

        Under circumstances specified in the new employment and/or severance agreements entered into between Pure Resources and its officers, each covered officer will have the right to require Pure Resources to purchase shares currently held or subsequently obtained by the exercises of any option held by the officer of Pure Resources at a calculated "net asset value" per share (as defined in each officer's employment agreement). The circumstances under which the officers may exercise this right include the termination of the officer's employment for any reason after three years following the merger, the termination of the officer without cause, a change in control of either Pure Resources or Unocal Corporation ("Unocal") and other events specified in the agreements. The net asset value per share is calculated by reference to each common share's pro rata pre-tax amount of the present value of proved reserves discounted at 10%, as defined, times 110%, less funded debt, as defined. The $144.4 million reflected in the accompanying pro forma combined balance sheet as common stock subject to repurchase reflects the estimated net asset value, as defined, for each officer's shares and unexercised option shares (including options issued by Pure Resources) less the amount of proceeds that would be received upon exercise of the related options. Deferred compensation related to such shares and options is calculated as the difference between the estimated net asset value ($28.90 per share at June 30, 2001) of the relevant number of Pure Resources shares and the market value ($18.00 per share at June 30, 2001) of Pure Resources shares held by each covered officer in the case of shares held or the exercise prices of shares subject to option. This arrangement will be treated as a variable plan under Accounting Principles Board Option No. 25 "Accounting for Stock Based Compensation." Consequently, the total compensation for both shares held and shares subject to option will be measured at the end of each quarter as the calculated amount of net asset value and the market price of Pure Resource' shares change. The total amount determined will be amortized as compensation expense over a three-to-four year period with any changes after three-to-four years being expensed in the period of determination.

        Each new employment and/or severance agreement will also obligate Pure Resources to make a severance payment ranging from one to three times the officer's salary, including an average bonus, upon the occurrence of specified events such as termination without cause or upon change in control. The aggregate severance amounts potentially payable under these agreements total approximately $4.9 million at June 30, 2001.

Note 6. General and Administrative Costs.

        The unaudited pro forma combined statements of operations do not give effect to any increase or decrease in general and administrative, production or exploration costs which Pure Resources believes will result from the combined IP Petroleum Transaction and Hallwood Merger. Management expects general and administrative, production and exploration costs (a) to increase by $3 to $5 million annually as a result of the IP Transaction and (b) to decrease by $5 to $7 million annually, as compared to 2000, as a result of the Hallwood Merger.

Note 7. Derivative Instruments.

        The fair value of the Hallwood derivative instruments totals approximately $31.1 million (liability) at April 30, 2001. Subsequent to the closing of the Hallwood Merger, the $31.1 million of derivative fair value will be reclassified (a) for the commodity derivatives as a non-cash benefit to oil and gas revenues over the remaining term of the derivative instruments as production takes place and (b) for the interest rate derivatives as a non-cash charge to interest expense over the contractual term of the derivative instruments. The accompanying unaudited pro forma combined statements of operations do not include any of this reclassification of the derivative instruments.

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